SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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[  ] Soliciting Material Pursuant to § 240.14a-12

Hess Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

March 25, 2010

Dear Stockholder:

The annual meeting of stockholders will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 5, 2010, at 2:00 P.M., local time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

You are cordially invited to attend this meeting. The Hess Office Building can be reached, if you travel by car, from Exits 127 (northbound) and 130 (southbound) of the Garden State Parkway or Exit 11 of the New Jersey Turnpike or, if you travel by train, from the Metropark station in Iselin, New Jersey.

We are pleased to furnish our proxy materials to our stockholders over the internet, as permitted by Securities and Exchange Commission rules. We believe this process will enable us to provide you with a convenient way to access our proxy materials, while reducing the costs and environmental impact of our annual meeting. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in your proxy card or the Notice of Internet Availability of Proxy Materials. If you submit your proxy over the internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you have received a paper copy of the proxy materials and choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the card in the enclosed pre-addressed reply envelope. Your cooperation will be appreciated.

Sincerely yours,

Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL TO APPROVE THE AMENDMENT OF THE 2008 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN
STOCKHOLDER PROPOSAL
OTHER MATTERS

HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 5, 2010, at 2:00 P.M.

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 5, 2010, at 2:00 P.M., local time, for the following purposes:

1.	To elect four directors for the ensuing three-year term (pages 1 to 41 of proxy statement);

2.	To act upon the ratification of the selection by the audit committee of the board of directors of Ernst & Young LLP as independent auditors (pages 41 and 42);

3.	To approve an amendment to the company’s 2008 long term incentive plan (pages 43 to 55);

4.	To act upon a stockholder proposal, which is opposed by the board of directors (pages 55 to 57), if introduced at the meeting; and

5.	To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on March 15, 2010 will be entitled to vote at the meeting.

By order of the board of directors,

George C. Barry
Secretary

New York, New York
March 25, 2010

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the proxy card if you request paper copies of proxy materials, or to use the telephone or internet method of voting described in your proxy card or the Notice of Internet Availability of Proxy Materials, so that if you are unable to attend the meeting your shares can be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2010:

Hess Corporation’s proxy statement and 2009 annual report are available at http://www.proxyvoting.com/hes

HESS CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders on May 5, 2010, at 2:00 P.M., local time.

The company’s principal executive office is located at 1185 Avenue of the Americas, New York, New York 10036. The approximate date on which this proxy statement is first being furnished to stockholders is March 25, 2010.

Holders of record of common stock of the company at the close of business on March 15, 2010 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. On March 15, 2010, there were 328,236,103 shares of common stock outstanding. There are no other voting securities of the company outstanding. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business.

In accordance with Securities and Exchange Commission rules, we are making our proxy materials available to stockholders over the internet. On or about March 25, 2010, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders. This Notice contains instructions on how to access this proxy statement and our annual report and submit a proxy over the internet. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice.

If at the close of business on March 15, 2010 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote, except with respect to the ratification of the company’s independent auditors. Please note that the rules that guide how brokers vote your shares have recently changed. Brokers are no longer permitted to vote your shares for the election of directors without your instructions as to how to vote. Please return your proxy card so that your vote can be counted.

If you are a registered stockholder, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card or Notice. A control number, located on the instruction sheet attached to the proxy card or Notice, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted:

•	for the election of directors nominated herein,

•	for the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2010,

•	for the approval of an amendment to our 2008 long-term incentive plan, and

•	against a stockholder proposal discussed herein.

You may revoke the proxy at any time prior to its use by delivering a written notice to the secretary of the company, by executing a later-dated proxy, by revoting your shares by telephone or on the internet, or by attending the annual meeting and voting in person.

ELECTION OF DIRECTORS

At the annual meeting, four directors are to be elected to serve for a term of three years and until their successors are elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect tabulation of the vote for directors. It is expected that all candidates will be able to serve. However, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless it reduces the number of directors to be elected.

The following table presents information as of March 3, 2010 on the nominees for election as directors of the company and the directors continuing in their respective terms of office, including the specific experience, qualifications, attributes or skills that led the board to conclude that such person should serve as a director:

Nominees for Director
Class I

For the three-year term expiring in 2013

		Director	Principal occupation,
Name	Age	since	other directorships and experience

Nicholas F. Brady	79	1994	Chairman, Choptank Partners, Inc. (investment firm); Chairman, Darby Overseas Investments, Ltd. (investment firm); Former Secretary of the United States Department of the Treasury; Former Chairman of the Board, Dillon, Read & Co. Inc. (former investment banking firm). Director, Franklin Templeton Investment Fund, Holowesko Partners Ltd., Weatherford International Ltd. Former Director, H.J. Heinz Company. During his career in public and private sector service, Mr. Brady acquired financial, managerial and investment banking experience, international public policy knowledge, and relationships in business and government.

Gregory P. Hill	48	2009	Executive Vice President and President, Worldwide Exploration and Production. Mr. Hill has over 25 years experience in the oil and gas industry. His in-depth knowledge of exploration and production operations, both as to the industry generally and the company in particular, helps to inform the board on decisions relating to this segment of the company’s business.

Thomas H. Kean	74	1990	President, THK Consulting, LLC (consulting firm); Former President, Drew University; Former Governor of the State of New Jersey. Director, Franklin Resources, Inc. Former Director, The CIT Group, Inc., The Pepsi Bottling Group, United Health Group Incorporated. Mr. Kean has varied experience in government, education and the private sector.

Frank A. Olson	77	1998	Former Chairman of the Board and Chief Executive Officer, The Hertz Corporation. Director or trustee of various Franklin Templeton mutual funds. Former Director, Becton Dickinson and Company, White Mountains Insurance Group Ltd. During his career, Mr. Olson acquired managerial, marketing and financial experience.

Members of Board of Directors Continuing in Office
Class II

Term expiring in 2011

		Director	Principal occupation,
Name	Age	since	other directorships and experience

Edith E. Holiday	57	1993	Corporate Director and Trustee; Former Assistant to the President of the United States and Secretary of the Cabinet; Former General Counsel, United States Department of the Treasury. Director, Canadian National Railway Company, H.J. Heinz Company, RTI International Metals, Inc., White Mountains Insurance Group Ltd., Director or trustee of various Franklin Templeton mutual funds. Ms. Holiday has legal and managerial experience in the public and private sectors.

John H. Mullin III	68	2007	Chairman, Ridgeway Farm LLC (private company engaged in timber and farming activity); Former Managing Director, Dillon, Read & Co. Inc. (former investment banking firm). Director, Progress Energy, Inc., Sonoco Products Company. Former Trustee, The Putnam Funds. Former Director, The Liberty Corp. Mr. Mullin has a financial background and investment banking experience.

F. Borden Walker	56	2004	Executive Vice President and President, Marketing and Refining. Mr. Walker has over 30 years experience in the oil and gas industry. Mr. Walker’s in-depth knowledge of marketing and refining operations, both as to the industry generally and the company in particular, helps to inform the board’s decisions on matters relating to this segment of the company’s business.

Robert N. Wilson	69	1996	Chairman, Still River Systems (medical device company);
			Former Vice Chairman of the Board of Directors, Johnson & Johnson. Director, Charles Schwab Corporation, Synta Pharmaceuticals Corp. Former Director, United States Trust Corporation. During his career, Mr. Wilson acquired managerial, marketing, financial and international experience.

Class III

Term expiring in 2012

		Director	Principal occupation,
Name	Age	since	other directorships and experience

John B. Hess	55	1978	Chairman of the Board and Chief Executive Officer. Director, Dow Chemical Company. Mr. Hess has 33 years experience with the company and is its longest-serving director. During his career, Mr. Hess has acquired in-depth knowledge of the company’s strategy and operations and the history of the company’s development, and he and his family have had a long-standing commitment to the company.
Samuel W. Bodman	71	2009	Former Secretary of the United States Department of Energy; Former Deputy Secretary of the United States Department of the Treasury. Director, E.I. duPont de Nemours and Company, AES Corporation. Prior to his government service Mr. Bodman was chairman of the board and chief executive officer of a global specialty chemicals company, which also had activities in liquefied natural gas, and was president and chief operating officer of a large financial services firm. During his career in the public and private sector, Mr. Bodman acquired managerial, financial and technical experience, particularly as they relate to the energy sector.

		Director	Principal occupation,
Name	Age	since	other directorships and experience

Risa Lavizzo-Mourey	55	2004	President and Chief Executive Officer, The Robert Wood Johnson Foundation. Director, Genworth Financial, Inc. Former Director, Beckman Coulter Inc. Dr. Lavizzo-Mourey has varied managerial and technical experience in matters relating to charitable organizations and health care.
Craig G. Matthews	66	2002	Former Vice Chairman and Chief Operating Officer, KeySpan Corporation (gas distribution, electricity generation and energy services company). Former Chief Executive Officer, President and Director, NUI, Inc. (natural gas distribution company). Director, National Fuel Gas Company. During his career, Mr. Matthews acquired managerial and financial experience, particularly in applying accounting principles to issues affecting energy companies, relevant to his service as the financial expert on the company’s audit committee.
Ernst H. von Metzsch	70	2003	Managing Member, Cambrian Capital, L.P. (investment firm); Former Senior Vice President and Partner, Wellington Management Company (investment company). During his career, Mr. von Metzsch specialized in investments in energy companies and currently heads his own investment firm. During his career, Mr. von Metzsch acquired financial experience and knowledge of the energy industry and views of the investment community.

All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. From 2005 to 2009, Mr. Bodman was Secretary of the United States Department of Energy and in 2004 was Deputy Secretary of the United States Department of the Treasury. Prior to his joining the company in January 2009, Mr. Hill was employed by Royal Dutch Shell plc. and its affiliates for 25 years, having served most recently in senior executive positions in exploration and production operations. Prior to becoming president of THK Consulting, LLC in 2005, Mr. Kean was president of Drew University for thirteen years. Mr. Wilson retired as vice chairman of Johnson & Johnson in 2003 and was chairman of Caxton Health Holdings LLC from 2004 to 2007.

John B. Hess, Nicholas F. Brady and Thomas H. Kean may be deemed to be control persons of the company by virtue of their beneficial ownership of common stock as described under “Ownership of Voting Securities by Certain Beneficial Owners.”

The board of directors met 9 times in 2009, including 8 regularly scheduled meetings and 1 special meeting. Each director attended at least 75% of the aggregate of all board of directors meetings and all meetings of the committees of the board of directors on which he or she served during 2009.

Non-management directors meet without members of management present generally after each regularly scheduled board meeting. The chairman of the corporate governance and nominating committee, Nicholas F. Brady, presides at these meetings.

The company expects all directors and nominees to attend the annual meeting of stockholders. All directors attended last year’s annual meeting.

Director and Nominee Independence

The board of directors has affirmatively determined that ten of the thirteen directors on the board, including Mr. Bodman, Mr. Brady, Ms. Holiday, Mr. Kean, Ms. Lavizzo-Mourey, Mr. Mullin, Mr. Matthews, Mr. Olson, Mr. von Metzsch and Mr. Wilson, are independent within the meaning of rules and standards of the New York Stock Exchange. The board determined that these directors and nominees not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors. In particular, the board affirmatively determined that service by Messrs. Brady and Kean as executors of the estate of Leon Hess and as trustees of certain related trusts and entities does not impair their independence because there are no factors relating to such service that would exert influence on their decisions with respect to matters affecting the company.

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with rules of the New York Stock Exchange. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the New York Stock Exchange and the Securities and Exchange Commission applicable to all directors, officers and employees, including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of this proxy statement.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the Chairperson of the Corporate Governance and Nominating Committee, Hess Corporation, P.O. Box 2694, Easton, Maryland 21601. The stockholders may also communicate directly to the chairperson of this committee by e-mail to directors@hess.com. Communications sent by mail or e-mail will be reviewed by the chairperson of the corporate governance and nominating committee and will be referred for resolution and response as deemed appropriate by the chairperson. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Board Leadership Structure

At present, the board of directors of the company has chosen to combine the positions of chief executive officer and chairman of the board. While the board believes it is important to retain the organizational flexibility to determine whether the roles of chairman of the board and chief executive officer should be separated or combined in one individual, the board currently believes that the interests of the company and its shareholders are better served with one individual serving in both roles. While there may be circumstances in which an independent chairman is appropriate, the board currently believes that the chief executive officer is the individual with the necessary experience, commitment and support of the other board members to effectively carry out the role of chairman.

The board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. Moreover, the board believes that combining the chairman and chief executive officer positions does not impede independent oversight. Ten of the thirteen members of the board of directors are independent under New York Stock Exchange rules. Mr. Nicholas Brady, chairman of the corporate governance and nominating committee, acts as the lead independent director for the board. The independent directors meet in an executive session after each regular board meeting and Mr. Brady acts as chairman of these sessions, at which the independent directors have the opportunity to frankly discuss management performance.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The company’s code of business conduct and ethics provides that if any company representative, including a director or officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related transaction occurred in the prior fiscal year. If any proposed or existing related transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the audit committee will determine whether the transaction, if proposed, may proceed and if existing, may continue to exist.

Compensation and Management Development Committee

The compensation and management development committee of the board of directors is composed of Thomas H. Kean, Chairman, Samuel W. Bodman, Nicholas F. Brady, Frank A. Olson, Ernst H. von Metzsch and Robert N. Wilson. The board has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. This committee met four times in 2009.

The board of directors has adopted a written charter for the compensation and management development committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and also available without charge upon request to the company’s corporate secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in the charter, this committee’s principal responsibilities are to:

•	approve the compensation of the company’s chief executive officer,

•	monitor the company’s compensation and benefit programs,

•	administer and make awards of stock-based compensation under the company’s long-term incentive plans,

•	review management development and succession programs, and

•	prepare its annual report on executive compensation for the company’s proxy statement.

The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page 13.

Corporate Governance and Nominating Committee, Board Diversity and Consideration of Stockholder Recommended Candidates

The corporate governance and nominating committee is composed of Nicholas F. Brady, Chairman, Samuel W. Bodman, Edith E. Holiday and Thomas H. Kean. The board of directors has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. The corporate governance and nominating committee met two times in 2009.

The board of directors has adopted a written charter for the corporate governance and nominating committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and is also available without charge upon request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in this charter, this committee’s principal responsibilities are to:

•	identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board,

•	make recommendations to the board relating to board practices and corporate governance, and

•	develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company.

This committee recommends for election as directors qualified candidates identified through a variety of sources, including stockholder suggestions. Stockholders may suggest candidates by writing to the committee, in care of the secretary of the company at the company’s principal executive office set forth on the first page of this proxy statement. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by Securities and Exchange Commission rules for director nominees and contact information for the candidate. In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community;

•	current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company;

•	diversity of viewpoints, background and experience; and

•	compatibility with independence and other qualifications established by applicable law and rules.

As noted above, among the criteria used to evaluate nominees for the Board is diversity of viewpoints, background and experience. The Board believes that such diversity provides varied perspectives which promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is amply demonstrated in the varied experience, qualifications and skills of the current members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

The committee meets to recommend nominees for election at each annual meeting early in the year, generally at a February meeting. From time to time throughout the year, in advance of that meeting, members of the committee will be furnished appropriate materials regarding any new nominees and may from time to time meet with new potential candidates. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

Each of the nominees for election at the 2010 annual meeting was initially recommended either by the non-management directors on the corporate governance and nominating committee (or its predecessor committee) or the chief executive officer. The committee currently does not retain a search firm to identify potential candidates and has not paid fees to any third parties to assist in identifying or evaluating potential nominees.

Audit Committee

The audit committee of the board of directors is composed of Robert N. Wilson, Chairman, Edith E. Holiday, Craig G. Matthews, Risa Lavizzo-Mourey, John H. Mullin and Frank A. Olson. The board has determined that each member of the audit committee is independent within the meaning of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The board has also determined that Craig G. Matthews is the “audit committee financial expert” as this term is defined under applicable rules of the Securities and Exchange Commission. The audit committee met six times in 2009. In addition, the audit committee held four reviews of quarterly financial results with management and independent registered public accountants.

The board of directors has adopted a written charter for the audit committee in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. A current copy of the charter is attached as Annex A to the proxy statement. The charter is also available on the company’s website at www.hess.com and without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of the proxy statement. As stated in the charter, the audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to:

•	the company’s financial statements,

•	the financial reporting practices of the company,

•	the systems of internal accounting and financial controls,

•	the internal audit function,

•	the annual independent audit of the company’s financial statements,

•	the retention of outside auditors and review of their independence, and

•	the review of risk and risk controls.

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent registered public accountants are responsible for expressing an opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements of the company for the year ended December 31, 2009 with management and the independent registered public accountants. Management represented to the committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgements inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent registered public accountants. In addition, the committee has received from the independent registered public accountants the annual independence disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the audit committee concerning independence and discussed with them their independence from management and the company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors’ independence.

During 2009, the audit committee met with management, the independent registered public accountants and the internal auditors to discuss:

•	the annual audit scope and plans for their respective audits,

•	the adequacy of staffing and related fees,

•	the results of their examinations,

•	the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures,

•	issues raised on the company’s hotline reporting system,

•	matters related to risk and risk controls, and

•	all other applicable matters required to be considered by Statement on Auditing Standards Nos. 112 and 114.

The audit committee also met separately with the independent registered public accountants and the internal auditors without management present.

In reliance on the reviews and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as independent registered public accountants for 2010. The board has proposed that the stockholders ratify this selection at the annual meeting.

Robert N. Wilson, Chairman
Edith E. Holiday
Risa Lavizzo-Mourey
Craig G. Matthews
John H. Mullin
Frank A. Olson

Risk Management Oversight

In the normal course of its business, the company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates and currencies, technical risks affecting the company’s resource base, political risks and credit and investment risk.

The company operates a risk control program under the direction of its chief risk officer and through its corporate risk policy, which senior management has approved. The company is developing and implementing an enterprise risk program across the company to strengthen the consistency of risk consideration in making business decisions. For marketing and trading activities, risk limits are monitored and reported on a daily basis to business units and to senior management. The company has a risk committee, chaired by the chief financial officer, consisting of key finance, legal and control executives that meets throughout the year to review risk exposures and controls as well as provide sponsorship of the company’s enterprise risk program.

The audit committee of the board of directors has been delegated primary responsibility for oversight of the company’s risk management practices. At least annually the chief risk officer presents a comprehensive review of the company’s corporate risk policy to the audit committee, discussing the risk control organization and risk control practices. The audit committee will also receive updates at other meetings during the year on any particular matters relating to risk controls that management believes needs to be brought to the attention of the committee. In addition, the full Board of Directors has oversight of the company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the company’s business and the ways in which the company attempts to prudently mitigate such risks, to the extent reasonably practicable and consistent with the company’s long-term strategies. The chief risk officer reviews the enterprise risk program with the board annually.

Executive Compensation and Other Information

Compensation Discussion and Analysis

Total Compensation Objectives and Policies

The compensation and management development committee of the board of directors approves and oversees our executive compensation programs. The objective of our executive compensation programs is to attract and retain executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. We attempt to reinforce the link between pay and performance by structuring executive compensation so that executives are rewarded if corporate, business unit and individual performance goals are achieved. Moreover, the committee believes that a significant portion of compensation should be related to our common stock in order to align senior management interests more closely with those of our stockholders and to provide incentives to work for the long-term profitable growth of the company. The company’s compensation strategy is intended to mitigate business risk by emphasizing long-term compensation and performance measures correlated with growing stockholder value. The principal elements of an executive’s total compensation consist of:

•	cash salary,

•	annual cash bonus, and

•	long-term equity compensation, consisting of stock options and restricted stock awards.

However, we also review other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally in order to evaluate the entire compensation package offered to executives.

Processes and Procedures for Determining Compensation and Role of Compensation Consultants

The compensation and management development committee has exclusive authority for approving the compensation of the chief executive officer and the other named executive officers. The human resources department, acting under the supervision of the chief executive officer, develops compensation recommendations for all officers and employees, including the named executive officers, in accordance with the compensation objectives and policies more fully described elsewhere in this compensation discussion and analysis.

To assist its review of the compensation recommendations, in 2009 the committee engaged the firm Towers Perrin (currently, Towers Watson) as compensation consultant. In this capacity, Towers Perrin reported exclusively to the compensation and management development committee, which has sole authority to engage, dismiss and approve the terms of engagement of the consultant.

The compensation consultant’s principal responsibility is to advise the compensation and management development committee on compensation recommendations for the named executive officers, as well as on general matters relating to executive compensation strategy and programs. Although the consultant interacts with senior executives in our human resources department and with senior management in developing compensation recommendations, the consultant meets privately with the committee in advising on compensation levels for the chief executive officer and the other named executive officers. Final decisions on compensation for these individuals are made solely by the committee.

During 2009 Towers Perrin provided other services to the company, including compiling and assisting in analyzing survey data from comparative groups used for analysis of competitive compensation levels, advising on compensation trends and developments, and reviewing compensation-related disclosure in the proxy statement. The fee for Towers Perrin’s services as compensation consultant to the compensation and management development committee in 2009 was approximately $177,000. The fees for other services described above provided to the company by Towers Perrin in 2009 were approximately $86,000.

The compensation recommendations are reviewed annually by the compensation and management development committee, usually at its February meeting. The chief executive officer meets with the compensation and management development committee and the compensation consultant to review compensation recommendations for executive officers directly reporting to him, including the other named executive officers. Thereafter, the compensation and management development committee meets privately with the compensation consultant to review the compensation recommendations. The compensation and management development committee then determines the chief executive officer’s and other executive officers’ compensation based on the advice of the compensation consultant in accordance with the compensation objectives and policies described below.

In accordance with its charter, the corporate governance and nominating committee periodically reviews and determines appropriate levels of compensation for directors. To assist in conducting this review and making these determinations, this committee has in the past engaged a consultant, Mercer Human Resources Consulting, to compile comparative data and make recommendations.

Total Compensation Methodology and Comparator Group

In order to ensure that our compensation and benefit programs are competitive within our industry, the committee reviews data from a comparative group of companies. In 2009, for the named executive officers, comparative data was collected by the compensation consultant from the following group of oil and gas companies:

• Anadarko Petroleum Corporation	• Marathon Oil Corporation
• Apache Corporation	• Murphy Oil Corporation
• Ashland Inc.	• Occidental Petroleum Corporation
• BP plc	• Shell Oil Corporation
• Chevron Corporation	• Sunoco Inc.
• ConocoPhillips	• Tesoro Petroleum Corporation
• Devon Energy Corporation	• The Williams Companies, Inc.
• Exxon Mobil Corporation	• Valero Energy Corporation

Total Direct Compensation

Generally, our objective is to deliver competitive total direct compensation, consisting of cash salary, cash bonus and long-term equity compensation, if specified corporate and business unit performance metrics and individual performance objectives are met. We consider competitive total direct compensation to be total direct compensation for an executive officer that is at or above that paid to executive officers performing similar functions at a majority of our peer companies. We choose to pay this level of compensation in order to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that increasingly are in more remote areas and are technologically more difficult to access. We believe that it is necessary to pay at this level to attract talented professionals who might otherwise believe that they are not sufficiently rewarded for the risk of relocating from a larger to a smaller competitor in the oil and gas industry. Variations in total direct compensation among the named executive officers reflect differences in competitive pay for their positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, and individual performance.

We structure total direct compensation to the named executive officers so that most of this compensation is delivered in the form of equity awards in order to provide incentives to work toward long-term profitable growth that will enhance stockholder returns. We also structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. We believe that the mix and structure of compensation strikes a balance to promote long-term returns without motivating or rewarding excessive risk taking. In the following sections, we further detail each component of total direct compensation.

Cash Compensation—Salary

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate and business unit performance, and

•	our objective of paying competitive total direct compensation if performance metrics are met.

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

2009 Base Salary. In response to the decline in crude oil and natural gas prices in late 2008 resulting from the global recession, the committee did not grant salary increases to the named executive officers and other executive officers for 2009. Accordingly, 2009 salaries for Messrs. Hess, Walker and Rielly remained at 2008 levels. Messrs. Hill and Goodell joined the company in January 2009.

Cash Compensation—Cash Bonus Plan

Elements of Cash Bonus Plan. The annual cash bonus plan for executive officers has both quantitative and qualitative elements. We establish a target bonus for each executive officer based on his or her job level and responsibility and competitive levels for similar positions. For executive officers, including the named executive officers:

•	one-third of the target bonus is based on the attainment of a specified target level of a corporate performance metric,

•	one-third is based on attainment of specified business unit metrics, and

•	one-third is based on individual performance and other qualitative factors.

We developed these weightings to link two-thirds of the bonus to quantifiable performance measures but also to permit discretion to recognize individual performance. Payouts may range from 0% to 150% for each component of the target bonus, depending upon the percent of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the committee’s determination of an appropriate amount. In determining the individual performance component, the committee may also take into consideration the desired level of total direct compensation for a particular executive officer.

Determination of Corporate Performance Metric. Our corporate performance metric for 2009 was net income before after-tax interest expense and items affecting the comparability of income between periods. The amount attained for 2009 is calculated as shown under “2009 Cash Bonus Plan Payouts” below. The specific target level of the corporate performance measure to be attained is established with the intention of motivating superior financial performance compared with that of our peers. For the years 2004 through 2009, maximum payout of the corporate performance metric was attained in four of these years and a payout above target but below the maximum payout was attained in two years.

Determination of Business Unit Metrics. Business unit metrics vary for exploration and production and marketing and refining and may also vary among units within a division. Business unit metrics for exploration and production executives may include, for example, exploration prospectivity additions, production growth, controllable costs and safety. Metrics for marketing and refining executives may include, for example, income, controllable costs, margins and safety. The specific targeted levels of business unit performance that are to be attained are established with the intention of motivating continued improved performance in an effort to attain first quartile performance compared to our peers. For the years 2004 through 2009, attainment of maximum payout on the business unit metrics for exploration and production and marketing and refining on average was not achieved. Attainment of target payout on business unit metrics for marketing and refining was not achieved in four of those years and in two years was at or above target but below maximum payout, while in exploration and production payout was above target but below maximum payout in five of these years and at target in one year.

Assessment of Individual Performance. We assess individual performance on a discretionary basis in view of specific performance objectives developed for each executive at the beginning of each year. Each executive’s manager, in consultation with the executive, develops a set of strategic, financial and operational objectives that the executive will attempt to achieve during that year. At the end of the year, the manager reviews with the executive the extent to which each of these objectives was attained. The chief executive officer conducts these performance reviews for the other named executive officers and makes compensation recommendations to the committee based on these reviews. The committee then reviews the chief executive officer’s attainment of his performance objectives. Attainment of an executive’s performance objectives influences not only the individual performance component of his or her annual cash bonus, but also the levels of long-term equity compensation and base salary.

2009 Cash Bonus Plan Payouts. Payouts to the named executive officers for corporate and business unit performance are shown in column (g), and payouts for individual performance are included in column (d), of the Summary Compensation Table. In 2009, the company attained above target but less than maximum payout on the corporate performance goal. The amount of the corporate metric attained in 2009 was $967 million, which is determined as follows:

	2009	Source
	(Millions of Dollars)

Net Income Attributable to Hess Corporation	$740	Page 44 of 2009 Form 10-K
Plus: Items of expense affecting comparability between periods	3	Page 20 of 2009 Form 10-K, second table
Plus: After-Tax Interest Expense	224	Page 26 of 2009 Form 10-K, first table

2009 Corporate Performance Amount	$967

Payouts for the business unit component of the 2009 cash bonus were determined as explained below.

Greg P. Hill.  Business unit metrics for exploration and production for 2009 included nine financial and operational metrics. Although no single business unit metric was material to Mr. Hill’s 2009 cash bonus, certain metrics that affected exploration and production business unit performance in 2009 were production growth, exploration prospectivity additions, safety and operating costs and capital expenditure control. Production increased by 7%, new exploration acreage was added in the Marcellus shale play, in the Gulf of Mexico and Indonesia and significant cost reductions were achieved. Performance on these and other metrics resulted in payout on the business unit component of Mr. Hill’s 2009 bonus that was above target.

F. Borden Walker.  Business unit metrics for marketing and refining included approximately 20 financial and operating metrics. Although no single business unit metric was material to Mr. Walker’s 2009 cash bonus, certain metrics that affected marketing and refining business unit performance in 2009 were energy marketing net income, retail marketing direct cash expense and net operating costs. Energy marketing experienced continued strong results and cost containment initiatives progressed. However, lower margins continued to prevail in refining and retail marketing. As a result of performance on these and other metrics, payout on the business unit component of Mr. Walker’s 2009 bonus was moderately above target.

John B. Hess, Timothy B. Goodell and John P. Rielly.  The business unit component of the cash bonus for corporate staff, including Messrs. Hess, Goodell and Rielly, is determined as a composite of business unit performance across the exploration and production and marketing and refining business units. This resulted in a business unit component payout for these named executive officers that was above target for 2009.

As explained above, we assess individual performance on a discretionary basis in view of performance objectives developed for each named executive officer at the beginning of each year. Certain objectives in 2009 were common to each of these officers, such as developing succession plans for themselves as well as senior staff within their organizations and overseeing performance evaluation and recruiting and talent management and development programs within their organizations. The committee took note of progress in these areas. In addition, in assessing individual performance of the named executive officers, the committee considered the achievements described below. However, the Committee also considered certain other principally external factors that negatively affected performance, such as lower average commodity prices than in the prior year and continued weaker refining and marketing margins, reflecting the general economic downturn, which in turn negatively affected shareholder returns. These factors negatively affected the discretionary component of the 2009 cash bonus plan resulting in payouts approximately at target for the discretionary component of the 2009 cash bonus.

John B. Hess.  Mr. Hess’ key objectives for 2009 were to lead the continued execution of the company’s strategy for long-term profitable growth to increase shareholder value, to pursue strategic business initiatives that create optionality for future growth, and to foster and enhance the company’s relationships with its stakeholders, including investors, national oil companies, business partners, employees and countries and communities in which we operate. In 2009, under Mr. Hess’ leadership, the company:

•	achieved earnings of $740 million in a challenging and volatile market environment,

•	continued to build and develop an attractive portfolio of investment opportunities to deliver sustainable growth in reserves and production,

•	underscored its commitment to making a long-lasting positive impact on the communities in which the company operates by furthering education initiatives in Equatorial Guinea and health programs and assistance in Africa, and

•	achieved recognition for good corporate citizenship from independent organizations for the company’s efforts to build a sustainable enterprise through its environmental and social responsibility programs.

Greg P. Hill.  Mr. Hill’s key objectives for 2009 were to lead the execution of the exploration and production business strategy to profitably grow reserves and production on a sustainable basis and promote operational efficiency through continued business process improvements. In 2009, the company:

•	achieved production growth of 7%,

•	replaced 103% of production in a year of significantly reduced investment due to lower commodity prices,

•	achieved significant cost reductions to maintain financial strength, and

•	advanced opportunities for significant growth in North Dakota, Pennsylvania, Norway, Australia, and the Gulf of Mexico.

F. Borden Walker.  Mr. Walker’s key objectives for 2009 were to lead the execution of the marketing and refining business strategy to generate earnings and free cash flow and drive operational improvements. In 2009, the company:

•	grew energy marketing natural gas, electricity, and fuel oil volumes,

•	expanded convenience store sales through a new product offering,

•	made significant operating cost reductions in all business units, and

•	generated $168 million in marketing earnings in a challenging economic environment.

John P. Rielly.  Mr. Rielly’s key objectives for 2009 were to oversee the company’s accounting, financial, tax, risk management and information systems functions and to maintain the company’s financial strength and liquidity during the global economic crisis while continuing to safeguard and enhance the company’s system of internal controls. In 2009 the company:

•	improved its liquidity position by completing two debt offerings totaling $2 billion and repurchasing $546 million of bonds due in 2011,

•	initiated cost saving reduction efforts that resulted in savings of over $200 million, and

•	began the initial implementation of a budget and forecast process and system improvement project to standardize and upgrade the company’s global budget and forecast processes and systems.

Timothy B. Goodell.  Mr. Goodell’s key objectives for 2009 were to provide leadership of the company’s legal functions and to further the company’s environment, health, safety and social responsibility programs. In 2009, the company:

•	successfully mitigated various legal risks while at the same time reducing costs,

•	continued its improvement in environmental, health and safety performance, achieving its best performance to date in employee safety, and

•	progressed its program to improve primary education in Equatorial Guinea, with the program having reached about one-half of the school age children in the country and over 900 teachers about to graduate from the training program.

Long-Term Compensation

General Objectives. The company believes that long-term compensation is an important incentive and retention tool. Therefore, it is a major portion of each executive officer’s total compensation package. The committee has authority to grant a variety of stock-based compensation under the long-term incentive plan, last approved by stockholders in 2008. Awards to executive officers under the plan have consisted of restricted stock and stock options. We believe the combination of these two types of stock awards gives executives considerable incentive to maximize long-term financial growth for stockholders and helps retain individuals necessary for future growth and profitability.

Timing of Awards. We have adopted a policy generally to make long-term equity compensation awards annually, at the committee’s regular February meeting. We believe this is the appropriate time to make awards and set prices for options, because it is soon after the date in late January when we publicly disclose our earnings for the prior fiscal year and other material information. However, the committee retains discretion to vary the timing of awards as it deems appropriate. Awards of restricted stock and payout of cash bonuses to the named executive officers are made in early March after our financial statements have been audited by our independent public accountants, as required by our performance incentive plan for senior officers approved by stockholders in 2006 to permit deductibility of these compensation expenses under Section 162(m) of the Internal Revenue Code. Awards of options and restricted stock to newly-hired employees and special merit awards to existing employees are made on the date of the next regularly scheduled board meeting following commencement of employment or the date management recommends a special award. Option exercise prices have not been set on any date other than the date of grant. The committee has never opportunistically selected grant dates to achieve more favorable option exercise prices, nor have options ever been repriced to increase the value of an award.

Terms of Awards. Restricted stock awards generally vest in three years from the date of grant and options vest ratably over a three-year period and remain exercisable until 10 years after the date of grant. We believe these vesting periods promote retention and are consistent with market practices. The exercise price of an option is set at the closing market price on the date of grant, and the option may not be repriced or adjusted, except to reflect customary anti-dilution adjustments, such as for a stock split or stock dividend.

Shares of restricted stock are issued and outstanding from the date of grant, but are held in escrow until the vesting date. Restricted shares are therefore entitled to dividends if and when paid on shares of common stock generally. Dividends accrued on shares of restricted stock, together with interest on these dividends at short-term market rates, are paid upon vesting. For accounting purposes, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Compensation — Stock Compensation (“ASC 718”) the expense associated with a restricted stock award is the fair value of the award on the date of grant and this expense is amortized over the vesting period. Expense associated with a stock option award is the grant date fair value determined using a Black-Scholes valuation model, and this expense is also amortized over its vesting period, also in accordance with this ASC 718.

Value of Awards. We structure long-term compensation awards to deliver value through a mix of restricted stock and stock options, based on grant date valuations. We believe this approach balances the goals of retention and motivating performance and also reflects our desired level of annual share utilization. Annual grant levels depend on the company’s performance as well as comparative market data. As with cash compensation, we aim to provide long-term awards such that together with cash compensation, total direct compensation is generally valued to deliver competitive compensation if specified performance criteria and individual performance objectives are met. The committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock or option awards.

2009 Awards. In February and March 2009, the committee granted stock options and restricted stock in an aggregate amount of approximately 3.9 million shares. These awards, including those shown for the named executive officers in the summary compensation table, were made in early 2009, and reflect 2008, not 2009, performance. The restricted stock and stock option awards to the named executive officers and other executive officers in 2009 (other than Messrs. Hill and Goodell, for the reasons discussed below), were consistent with the company’s objectives for long term compensation discussed previously. The grant date fair values of restricted stock awards made in 2009 to Messrs. Hess, Walker and Rielly were lower than the grant date fair values of restricted stock awards to these individuals in 2008 principally because the 2008 awards reflected a special one time grant, equal to the 2008 annual grant, in recognition of the company’s financial and operating performance in 2007. The aggregate grant date fair values of the awards of stock options and restricted stock made in early 2010 to Messrs. Hess, Walker and Rielly were not significantly different from the grant date fair values of the awards made to these officers in 2009. The grant date fair values of the awards of stock options and restricted stock made in early 2010 to Messrs. Hill and Goodell were lower than the values of the awards made to these officers in 2009, principally because the 2009 awards were new-hire grants made for the reasons discussed immediately below.

Compensation Arrangements with Newly-Hired Executive Officers

Under the terms of employment negotiated with Mr. Hill upon joining the company, the company agreed to pay Mr. Hill an initial base salary of $850,000 and a one-time cash signing bonus of $650,000 to replace a forfeited 2008 bonus from his prior employer. The company also agreed that his target bonus for 2009 would be equal to his 2009 base salary of $850,000. In addition, the company agreed, subject to approval of the compensation and management development committee, to make awards of stock options and restricted stock in February 2009 under the 2008 long-term incentive plan having an approximate aggregate grant date fair value of $5,000,000. Half of this amount was intended to replace equity awards with Mr. Hill’s prior employer that were forfeited upon his joining the company. The remaining amount was to replace equity awards that Mr. Hill would likely have received from his prior employer in 2009 and as an inducement for Mr. Hill to join the company. The company also agreed that if the company terminates Mr. Hill’s employment without cause, he will be entitled to severance benefits equal to two times his annual base salary and target bonus for the year in which the termination occurs. The company also agreed to credit Mr. Hill with up to 10 additional years of service under the company’s pension restoration plan provided Mr. Hill remains employed by the company for five years. Mr. Hill, worked for over 25 years with Royal Dutch Shell plc. and its affiliates, most recently in senior executive positions. This agreement was intended to compensate Mr. Hill for the difference between the pension benefits he would have received from his prior employer had he retired from his prior employment at age 60 and the pension benefits he would have received, absent such credited service, under the company’s pension plans for his retirement at the same age. The company also agreed to enter into a change in control agreement with Mr. Hill on the same terms available to other officers with whom the company has entered into such arrangements, other than Messrs. Hess and Walker.

Under the terms of employment negotiated with Mr. Goodell upon joining the company, the company agreed to pay Mr. Goodell an initial base salary of $650,000 and a one-time cash signing bonus of $1,500,000, one-half of which was payable in January 2009 and one-half of which was payable in January 2010, to offset the value of compensation and benefits lost at his prior employment and as an inducement for Mr. Goodell to join the company. Mr. Goodell agreed to repay the signing bonus in full if he voluntarily terminated employment with the company within two years of his commencement of employment. The company also agreed that his target bonus for 2009 would be equal to his 2009 base salary of $650,000. In addition, the company agreed, subject to approval of the compensation and management development committee, to make awards of stock options and restricted stock under the terms of the 2008 long-term incentive plan in February 2009 having an approximate aggregate grant date value of $2,250,000 as an inducement for Mr. Goodell to join the company. The company also agreed to enter into a change in control agreement with Mr. Goodell on the same terms available to other officers with whom the company has entered into such arrangements, other than Messrs. Hess and Walker.

2009 Total Direct Compensation Mix

The mix of compensation for the named executive officers in 2009 was consistent with our goal of structuring total direct compensation so that most is delivered in the form of long term equity awards and so that a significant portion of cash compensation is at risk.

The graphs below illustrate the portions of total direct compensation of each of the named executive officers paid as salary and annual cash incentive for 2009 (excluding signing bonuses paid to Messrs. Hill and Goodell) and long-term equity incentive compensation for 2009 as shown in the Summary Compensation Table.

Other Benefits

We have adopted certain broad-based employee benefits plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. We believe it is necessary to maintain these plans to remain competitive with the overall compensation packages offered by other companies in the oil and gas industry. Our objective is that the value of these benefits be competitive with that offered by other oil and gas companies. We consider the value of benefits to an employee of the company to be competitive if the value approximates that of employees in comparable positions at a majority of our peer companies. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 25% of pre-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to 6% of pre-tax salary for each participant, which are invested at the discretion of the participant.

As explained later in this proxy statement, we have a qualified defined benefit pension plan, and a non-qualified supplemental plan that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code. The committee has granted additional years of credited service under our supplemental pension plan (the restoration plan referred to in the Pension Benefits table) to Messrs. Hill, Walker and Rielly as part of the compensation packages necessary to recruit them. The additional years of service for Messrs. Walker and Rielly are equal to their service with their prior employers and their supplemental benefits are offset by their pension benefits from their prior employers. The committee decided to give Mr. Hill credit for 10 years of service with his prior employer, upon completion of five years of service with the company, for the reasons discussed above under “Compensation Arrangements with Newly-Hired Executive Officers.” Messrs. Walker and Rielly had more than 19 and 16 years of experience with Mobil Oil Corporation and Ernst & Young, LLP, respectively. Each of these executives had successful careers at their prior employers and would have continued to accrue years of service under the pension plans of their prior employers. Again, the committee believed that awards of credited service were necessary to compensate these executives for the loss of pension benefits and to induce them to join the company.

The company did not provide perquisites or personal benefits valued at $10,000 or more to any named executive officers in 2009.

Change in Control Agreements

As explained in greater detail later in this proxy statement, we have change in control agreements with certain executives, including the named executive officers, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation if (1) there is a change of control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control, as well as other benefits. In view of continuing consolidation within the oil and gas industry, we believe these agreements are necessary to remain competitive with the overall compensation packages afforded by other companies in the oil and gas industry. We also believe these agreements work to provide security to executives, many of whom would have key roles in effecting or resisting a potential change in control transaction, and motivate them to act in the best long-term interests of all stockholders.

Management Stock Ownership Guidelines and Hedging Policy

In order to further align the interests of management and stockholders, following approval and recommendation by the committee, the board of directors approved management stock ownership guidelines for corporate officers of the company. The guidelines require that each officer attain a specified level of ownership of shares of the company’s common stock, as set forth below, equal in value to a multiple of the officer’s base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her office:

•	chief executive officer — five times base salary,

•	executive vice presidents — four times base salary,

•	senior vice presidents — three times base salary, and

•	vice presidents — one times base salary.

The committee has authority to determine the types of stockholdings that will be counted for determining stock ownership and otherwise administer the guidelines. Currently, shares owned outright by an executive and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options and unvested restricted stock, however, are not counted. Each of these officers has attained, or is making progress in attaining, his or her required level of ownership.

We do not permit executive officers to trade in equity derivative instruments in order to hedge the economic risks of holding the company’s stock. The purpose of these guidelines is to align the interests, including the economic risk of ownership, of management and stockholders. This intent would be undermined if executives were to insulate themselves from economic loss on their stock.

Deductibility of Compensation Expense for Named Executive Officers

Generally, we deduct compensation expense on our federal corporate income tax return. However, Section 162(m) of the Internal Revenue Code disallows deductions by corporations for certain compensation expense to the chief executive officer and the three other most highly paid executive officers, other than the chief executive officer and chief financial officer in excess of $1 million in any year. In 2006, stockholders approved a performance incentive plan for senior officers to permit deductibility of compensation expense for restricted stock and cash bonuses. The plan limits awards of incentive cash compensation and restricted and deferred stock granted in any year to each participant to 1%, and to all participants in the aggregate to 5%, of adjusted net cash flow from operations for the prior year minus a specified amount of not less than $550 million. The plan is not intended to increase award levels beyond those that the committee would otherwise approve consistent with its compensation policies described previously. Participants in the plan include the named executive officers and any other senior officers that the committee may designate. For 2009, the aggregate value of cash bonus and restricted stock awards for each of the named executive officers was substantially less than the maximum amount permitted for each of those individuals. The committee exercised discretion to award aggregate amounts of cash bonus and restricted stock less than that amount for each of the named executive officers consistent with its policies previously explained. The plan does not cover stock options, because they already qualify as performance-based compensation under this section of the code. Cash salary in excess of $1 million to any named executive officer in any year is not deductible. We believe it is important for the committee to retain discretion to pay types and amounts of compensation even if it is not deductible, as it deems appropriate.

Recoupment for Financial Restatement

If the company were required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer are required by law to reimburse the company for (i) any bonus or other incentive-based or equity-based compensation received by that person from the company during the 12-month period following the first public issuance or filing of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of securities during that 12-month period. In addition, in the event of any such misconduct by an officer or employee that results in material noncompliance with financial reporting requirements, we reserve the right to take all appropriate action to remedy the misconduct, discipline such officer or employee and prevent its recurrence, including (i) termination of employment of such officer or employee and forfeiture of outstanding equity awards, (ii) commencing an action for breach of fiduciary duty, and/or (iii) seeking reimbursement of any compensation paid in excess of that which would have been paid in the absence of such noncompliance, either by legal action or by offsetting other amounts owed by the company to such officer or employee to the extent permissible.

Conclusion

We believe that our compensation philosophy and programs align our executive officers’ interests with those of the company and shareholders, link compensation to corporate performance and assist in attracting and retaining talented executives. The committee will continue to monitor our programs to ensure that they are consistent with our compensation objectives and policies.

Compensation Committee Report

The compensation and management development committee of the board of directors of the company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, the compensation and management development committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the 2009 annual report on Form 10-K.

Thomas H. Kean, Chairman
Samuel W. Bodman
Nicholas F. Brady
Frank A. Olson
Ernst H. von Metzsch
Robert N. Wilson

  Summary Compensation Table

The following table sets forth information regarding compensation paid or accrued for the last three fiscal years to the chief executive officer, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Summary Compensation Table

							Change
							in Pension
							Value &
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name &		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Earnings(4)	Compensation(5)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hess, John B	2009	1,500,000	1,001,333	4,144,523	4,157,298	2,748,667	5,384,687	14,100	18,950,608
Chairman and Chief Executive	2008	1,500,000	968,333	11,911,440	4,421,220	2,531,667	4,987,607	13,800	26,334,067
Officer	2007	1,350,000	1,224,367	4,522,000	4,577,250	2,475,633	3,575,002	13,500	17,737,752
Hill, Gregory P	2009	850,000	937,833	2,736,855	2,683,020	762,167	2,657,578	14,100	10,641,553
Executive Vice President & President,
Worldwide Exploration and Production
Walker, F. Borden	2009	900,000	265,000	1,205,028	1,208,742	635,000	1,648,729	14,100	5,876,599
Executive Vice President & President,	2008	900,000	125,000	3,458,160	1,283,580	625,000	1,273,897	13,800	7,679,437
Marketing & Refining	2007	850,000	233,000	1,330,000	1,346,250	567,000	1,035,745	13,500	5,375,495
Goodell, Timothy B	2009	650,000	953,666	1,241,460	1,217,040	576,334	208,859	14,100	4,861,459
Senior Vice President & General Counsel
Rielly, John P	2009	700,000	133,166	1,003,730	1,006,824	376,834	945,973	14,100	4,180,627
Senior Vice President & Chief Financial	2008	700,000	77,916	2,881,800	1,069,650	347,084	481,761	13,800	5,572,011
Officer	2007	660,000	129,875	1,010,800	1,023,150	320,125	251,901	13,500	3,409,351

(1)	The amounts shown in column (d) represent the discretionary component of the cash bonuses (except for Messrs. Hill and Goodell), and the amounts shown in column (g) represent the components of the cash bonuses relating to the attainment of corporate and business unit performance metrics, paid to the named executive officers under our cash bonus plan, as discussed more fully in Compensation Discussion and Analysis. In the case of Messrs. Hill and Goodell, amount shown in column (d) includes signing bonuses of $650,000 and $750,000, respectively, paid in 2009 and described further under “Compensation Arrangements with Newly-Hired Executive Officers” and $287,833 and $203,666, respectively, constituting the discretionary component of the cash bonuses paid to them under our cash bonus plan.

(2)	Consists of the aggregate grant date fair value for restricted stock awards granted in 2009, 2008 and 2007 computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	Consists of the aggregate grant date fair value for stock options granted in 2009, 2008 and 2007 computed in accordance with ASC 718. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

(4)	Consists of the aggregate change in 2009 in actuarial present value of the accumulated benefits of the named executive officers under the company’s pension plan. The amounts for Messrs. Hill and Goodell are shown as if their first anniversaries of employment had occurred on December 31, 2009.

(5)	Consists of matching contributions by the company credited to the named executive officers under the company’s employees’ savings plan.

Grants of Plan-Based Awards

On February 4, 2009, the compensation and management development committee approved awards of non-qualified stock options and established target bonuses and on March 4, 2009 (February 4, 2009, for Messrs. Hill and Goodell) approved awards of restricted stock to the named executive officers. The following table sets forth information concerning possible payouts under the annual cash bonus plan for 2009 and individual grants of stock options and restricted stock made under the incentive plan for the last fiscal year to each of the named executive officers:

Grants of Plan-Based Awards

					All Other	All Other Option
					Stock	Awards: Number of
		Estimated Future Payouts Under			Awards: Number of	Securities	Exercise
		Non-Equity Incentive Plan Awards(1)			Shares of	Underlying	Price of	Grant Date Fair
	Grant				Stock or	Options	Option Awards	Value of Stock &
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	(#)	($ /Sh)	Option Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Hess, John B	04-Feb-09					225,450	56.43	4,157,298
	04-Mar-09				75,150			4,144,523
	04-Feb-09	1,033,333	2,066,667	3,100,000
Hill, Gregory P	04-Feb-09					145,500	56.43	2,683,020
	04-Feb-09				48,500			2,736,855
	04-Feb-09	283,333	566,667	850,000
Walker, F. Borden	04-Feb-09					65,550	56.43	1,208,742
	04-Mar-09				21,850			1,205,028
	04-Feb-09	250,000	500,000	750,000
Goodell, Timothy B	04-Feb-09					66,000	56.43	1,217,040
	04-Feb-09				22,000			1,241,460
	04-Feb-09	216,667	433,333	650,000
Rielly, John P	04-Feb-09					54,600	56.43	1,006,824
	04-Mar-09				18,200			1,003,730
	04-Feb-09	141,667	283,333	425,000

(1)	The amount shown in columns (c), (d) and (e) above represent the threshold, target and maximum payouts for the components of the 2009 cash bonuses relating to the attainment of corporate and business unit performance metrics. The actual amounts paid for 2009 relating to these components is shown in column (g) of the Summary Compensation Table.

(2)	The grant date fair values for option awards shown in the above table have been determined using the Black-Scholes option pricing model. This model, like all pricing models, requires assumptions, and therefore the amounts shown should not necessarily be considered indicative of the present value of the amounts that may actually be realized. The following assumptions were made for purposes of this valuation: expected holding period of 4.5 years for each option; stock price volatility of 39%; risk-free interest rate of 1.80%; and dividend yield of 0.70%. The grant date fair value of restricted stock awards is determined by multiplying the number of shares of stock awarded as shown in column (f) by the closing price of the company’s common stock on the date of grant. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

We have no employment agreements with our named executive officers other than agreements relating to credited service discussed under “Pension Benefits” and change of control agreements discussed under “Potential Payments upon Termination or Change in Control” and the initial terms of employment described under “Compensation Arrangements with Newly-Hired Executive Officers” in “Compensation Discussion and Analysis.’’

The stock options shown in the “All Other Option Awards” column of the “Grants of Plan-Based Awards” table vest in three equal installments on the first, second and third anniversaries of the grant date, except that options may become exercisable earlier in full in cases of death, disability, normal retirement or change in control. At the discretion of the compensation and management development committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability or normal retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited. The shares of restricted stock shown in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table vest on the third anniversary of the grant date, except that they may vest earlier upon retirement, death, disability or a change in control (with proportional vesting of restricted stock in the case of early retirement at the discretion of the committee) and dividends on the shares are accrued and held in escrow until the vesting date, at which time they are paid with interest at short-term market rates (the dividends are forfeited if the shares of restricted stock are forfeited).

Non-equity incentive plan awards are discussed in the “Compensation Discussion and Analysis” under the heading “Cash Compensation — Cash Bonus Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards held by the named executive officers at the end of the last fiscal year. The market value of shares of unvested restricted stock shown in column (g) is determined by multiplying the number of shares shown in column (f) by the closing price of the company’s common stock at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value of
	Underlying	Underlying		Option	Option	Number of Shares or		Shares or Units of
	Unexercised Options	Unexercised Options		Exercise	Expiration	Units of Stock That		Stock That Have Not
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Date	Have Not Vested (#)		Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)

Hess, John B	342,000	—		29.96	02-Feb-15	284,150	(4)	17,191,075
	288,000	—		49.55	01-Feb-16
	170,000	85,000	(1)	53.20	07-Feb-17
	62,000	124,000	(2)	81.85	06-Feb-18
	—	225,450	(3)	56.43	04-Feb-19
Hill, Gregory P	—	145,500	(3)	56.43	04-Feb-19	48,500	(5)	2,934,250
Walker, F. Borden	75,000	—		24.14	02-Jun-14	82,850	(6)	5,012,425
	112,500	—		29.96	02-Feb-15
	90,000	—		49.55	01-Feb-16
	50,000	25,000	(1)	53.20	07-Feb-17
	18,000	36,000	(2)	81.85	06-Feb-18
	—	65,550	(3)	56.43	04-Feb-19
Goodell, Timothy B	—	66,000	(3)	56.43	04-Feb-19	22,000	(7)	1,331,000
Rielly, John P	72,000	—		29.96	02-Feb-15	67,200	(8)	4,065,600
	63,000	—		49.55	01-Feb-16
	38,000	19,000	(1)	53.20	07-Feb-17
	15,000	30,000	(2)	81.85	06-Feb-18
	—	54,600	(3)	56.43	04-Feb-19

(1)	Options become vested and exercisable February 7, 2010.

(2)	Options become vested and exercisable in 2 equal installments on February 6, 2010 and February 6, 2011 if the named executive officer continues to be employed.

(3)	Options become vested and exercisable in 3 equal installments on February 4, 2010, February 4, 2011 and February 4, 2012 if the named executive officer continues to be employed.

(4)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 85,000 on February 7, 2010, 124,000 on March 5, 2011 and 75,150 on March 4, 2012.

(5)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 48,500 on February 4, 2012.

(6)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 25,000 on February 7, 2010, 36,000 on March 5, 2011, and 21,850 on March 4, 2012.

(7)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 22,000 on February 4, 2012.

(8)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 19,000 on February 7, 2010, 30,000 on March 5, 2011, and 18,200 on March 4, 2012.

Options Exercised and Stock Vested

The following table sets forth information as to the named executives regarding the exercise of stock options and the vesting of restricted stock under the incentive plan during the last fiscal year:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)

Hess, John B	—	—	96,000	5,338,560
Hill, Gregory P	—	—	—	—
Walker, F. Borden	—	—	30,000	1,668,300
Goodell, Timothy B	—	—	—	—
Rielly, John P	—	—	21,000	1,167,810

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market value of the underlying share on the vesting date.

Pension Benefits

The following table sets forth information as to the named executive officers regarding payments or other benefits at, following or in connection with retirement:

Pension Benefits

			Present Value of
		Number of Years	Accumulated
		Credited Service	Benefit	Payments During
Name	Plan Name	(#)	($)	Last Fiscal Year
(a)	(b)	(c)	(d)(1)	($)

Hess, John B.	Employees’ Pension Plan	32.58	1,039,061	—
	Restoration Plan	32.58	31,365,831	—

Hill, Greg P.	Employees’ Pension Plan	1.00	22,919	—
	Restoration Plan	11.00	2,634,659 (2)	—

Walker, F. Borden	Employees’ Pension Plan	13.50	429,993	—
	Restoration Plan	32.50	9,372,814 (3)	—

Goodell, Timothy B.	Employees’ Pension Plan	1.00	24,383	—
	Restoration Plan	1.00	184,476 (4)	—

Rielly, John P.	Employees’ Pension Plan	8.75	169,754	—
	Restoration Plan	25.25	3,252,469 (5)	—

(1)	This amount reflects, among other things, the discount rate used for calculating the present value of the accumulated benefit. A change in the discount rate to reflect prevailing market rates in any year can increase or decrease the change in pension value from the prior year (shown in column (h) of the Summary Compensation Table) that would otherwise occur.

(2)	Reflects agreement to provide 10 years of credited service to Mr. Hill; however, he must remain employed with the company for five years before such credited service is earned. The present value of Mr. Hill’s accumulated benefits under both plans is shown as if his first anniversary of employment had occurred on December 31, 2009. Additional years of credited service result in an increase of $2,424,548 under the restoration plan.

(3)	Credited years of service include 19 years for service with a prior employer. Benefits shown are net of amounts due from previous employer. Additional years of credited service result in an increase of $5,503,839 under the restoration plan.

(4)	The present value of Mr. Goodell’s accumulated benefits under both plans is shown as if his first anniversary of employment had occurred on December 31, 2009.

(5)	Credited years of service include 16.5 years for service with a prior employer. Benefits shown are net of amounts due from previous employer. Additional years of credited service result in an increase of $2,233,605 under the restoration plan.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Internal Revenue Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Internal Revenue Code, with certain modifications discussed below. Employees participate after one year of service in the employees’ pension plan and vest in a retirement benefit after five years of service. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has 10 years of service. Messrs. Hess and Walker are the only named executive officers currently eligible for early retirement under the employees’ pension plan and restoration plan. The company awarded credited service for prior employment under the restoration plan for Messrs. Hill, Walker and Rielly for the reasons discussed in “Compensation Discussion and Analysis”. Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan are payable as a lump sum 6 months after retirement. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 10, Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for year ended December 31, 2009. Retirement benefits payable to Messrs. Walker and Rielly under the restoration plan are offset by retirement benefits payable by their prior employers.

Nonqualified Deferred Compensation

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change of control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings and stock bonus plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company. None of the named executive officers participated in the company’s deferred compensation plan in 2009.

Potential Payments upon Termination or Change in Control

Termination

In the event any of the named executive officers had terminated employment at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on page 31. Retirement benefits under the employees’ pension plan are payable solely in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

In addition, because Messrs. Hess and Walker were eligible for early retirement under the employees’ pension plan, a pro rata portion of their unvested equity awards would become vested at the discretion of the compensation and management development committee based on the number of calendar days elapsed in the applicable vesting period and they would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year-End” table on pages 29 and 30.

Each named executive officer other than Messrs. Hess and Walker would also be entitled to exercise the stock options shown in the “Option Awards — Exercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table on pages 29 and 30 for a period of 60 days from the date of termination. If any of the named executive officers had terminated employment due to death or disability (i) stock options in the “Option Awards — Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, and (iii) all restricted stock awards listed in that table would have become fully vested. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

In the event the Company had terminated the employment of Mr. Hill without cause at the end of the last fiscal year, Mr. Hill would have been entitled to receive a cash severance payment of $3,400,000 constituting two times his base salary and target bonuses for the last fiscal year.

Change in Control

Equity Awards.  In the event of a change in control of the company, pursuant to the incentive plan, all unexercisable stock options and all nonvested shares of restricted stock awarded to the named executive officers would immediately become fully exercisable and vested. See the “Outstanding Equity Awards at Fiscal Year-End” table on pages 29 and 30 for the number of unexercisable options and unvested shares of restricted stock held by each named executive officer at the end of the last fiscal year. The named executive officers would also be able to exercise the stock options shown in the “Option Awards — Exercisable” column of that table.

For purposes of the incentive plan, “change in control” means (i) acquisition by a person or group of 20% or more of the company’s common stock or voting securities, (ii) a change in majority of the board of directors, (iii) consummation (or, for awards made prior to February 1, 2010, shareholder approval) of a reorganization, merger or consolidation in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity, or (iv) consummation (or, for awards made prior to February 1, 2010, shareholder approval) of a liquidation, dissolution or sale of all or substantially all of the company’s assets in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity.

Severance Payments.  The company has entered into change in control termination benefit agreements with the named executive officers and certain other officers of the company. These agreements provide for lump sum cash payments equal to a multiple of an executive’s annual compensation if within 24 months following a change in control the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for Messrs. Hess and Walker and two times for Messrs. Hill, Goodell and Rielly and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for Messrs. Hess and Walker and 24 months following termination for the other named executive officers and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The named executive officers are also entitled to a “gross-up” payment from the company for any excise tax imposed by the Internal Revenue Code on “excess parachute payments” resulting from a change in control.

Value of Change in Control Payments and Benefits.  Set forth below is the total estimated value, assuming that a change in control occurred at the end of the last fiscal year and the employment of each named executive officer terminated on that date under circumstances entitling them to severance payments and benefits under the change in control termination benefit agreements, as well as the value of their unvested equity awards at the end of the last fiscal year.

	Cash					Additional
	Severance	Stock	Restricted	Welfare	Outplacement	Pension	Excise Tax
	Payment	Options	Stock	Benefits	Benefits	Benefits	Gross-Up	Total
Named Executive Officer	($)	($)	($)	($)	($)	($)(1)	($)	($)

Hess, John B	18,700,000	16,377,540	17,191,075	38,091	30,000	10,786,392	0	63,123,098
Hill, Gregory P	4,250,000	592,185	2,934,250	23,906	30,000	2,528,443	2,923,205	13,281,989
Walker, F. Borden	5,850,000	7,962,365	5,012,425	38,091	30,000	3,487,346	0	22,380,227
Goodell, Timothy B	3,250,000	268,620	1,331,000	23,162	30,000	537,348	0	5,440,130
Rielly, John P	2,725,000	3,527,082	4,065,600	186	30,000	677,481	0	11,025,349

(1)	Each named executive officer would also be entitled to his accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on page 31.

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2009; using the closing price of our common stock on December 31, 2009 (the last trading day of our fiscal year) of $60.50 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 31, 2009 closing price of our common stock and the exercise price) and for the purpose of determining any potential excise tax gross-up (i) assuming each of the named executive officers is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2009 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each named executive officer (i.e., the base amount under the golden parachute rules) ended on December 31, 2008.

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plan, except that (i) the change in a majority of board of directors must occur within a 24-month period, (ii) the applicable event for reorganization, merger or consolidation is consummation rather than shareholder approval, and (iii) the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, “good reason” is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. “Cause” for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

Compensation and Risk

The company performed a risk assessment to determine whether the amount and composition of compensation for the company’s employees and the design of compensation programs may create incentives for excessive risk-taking by its employees. The results of this risk assessment were reviewed with and approved by the company’s risk committee.

The assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the company to significant business risk. The company concluded that for the substantial majority of its employees, their compensation risk and their ability to take business risks is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout, and they do not have the authority to take action on behalf of the company that could expose the company to significant business risks. The company focused on the compensation programs for its senior executives, as these are the employees whose actions may expose the company to significant business risk. The company reviewed the cash and equity incentive programs for these executives and concluded that the following factors tend to mitigate the likelihood of excessive risk taking:

•	the compensation mix for these executives is designed to deliver a substantial portion of compensation in the form of long-term equity awards, and in the case of senior executives, such awards constitute the majority of their compensation;

•	payouts on annual cash bonuses are capped at 150% of the employee’s target bonus, reducing the incentive to take excessive risk for short-term gains;

•	long-term equity awards are made at the discretion of the compensation and management development committee with the goal to create incentives for these employees to work for the long-term profitable growth of the company;

•	the compensation and management development committee has the discretion to reduce the discretionary portion of cash bonuses as well as long-term equity awards as it deems appropriate;

•	senior executives are subject to stock ownership guidelines requiring them to hold specified levels of the company’s stock during the term of their employment, the economic risk of which may not be hedged by equity derivative instruments, in order to align their interests with the long-term interests of all stockholders;

•	compliance with the company’s code of business conduct and ethics is considered in compensation determinations; and

•	the compensation and management development committee continually monitors the company’s compensation programs and practices to assure that they appropriately balance the interests of employees and stockholders.

Employees engaged in certain trading and marketing activities have compensation risk higher than that of the overall employee population in that a part of their compensation is linked to the profitability of these activities. However, the company concluded the business risk to the company from these activities is not significant because:

•	these trading and marketing activities do not constitute a material portion of the overall business of the company; and

•	these activities are subject to risk controls to limit excessive risk-taking, such as volumetric and value-at-risk limits that are monitored and enforced on a daily basis by the company’s chief risk officer.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Director Compensation

The following table shows compensation paid to non-employee directors in 2009.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Bodman, Samuel W.	87,750	149,324	124	237,198
Brady, Nicholas F.	126,500	149,089	11,103	286,692
Holiday, Edith E.	133,500	149,089	186	282,775
Kean, Thomas H.	126,500	149,089	11,103	286,692
Lavizzo-Mourey, Risa	120,500	149,089	186	269,775
Matthews, Craig G.	124,500	149,089	186	273,775
Mullin, John H. III	124,500	149,089	186	273,775
Olson, Frank A.	137,500	149,089	11,103	297,692
von Metzsch, Ernst H.	108,000	149,089	5,975	263,064
Wilson, Robert N.	150,000	149,089	186	299,275

(1)	Stock awards consist of 2,642 common shares granted on February 4, 2009 to non-executive directors (other than Mr. Bodman) and 2,691 common shares granted on August 5, 2009 to Mr. Bodman, that were fully vested on the date of grant. The closing price of our common shares on these dates were $56.43 per share and $55.49 per share, respectively.

(2)	Amounts in this column consist of annual life insurance premiums for each director and, for Messrs. Brady, Kean and Olson, $10,917 in medical and dental benefits. The amount in this column for Mr. Von Metzsch includes $5,789 for medical benefits.

In 2009, each director who was not an employee of the company or any of its subsidiaries received an annual fee of $75,000 for membership on the board of directors and a fee of $2,000 for each board of directors’ and stockholders’ meeting attended. These directors received an additional annual fee of $5,000 for membership on each committee of the board of directors on which such director served, except for audit committee members who each received an annual fee of $7,500, and a fee of $2,000 for each committee meeting, and in the case of audit committee members each quarterly financial review, attended. The chairperson of each committee received an annual fee of $7,500, except for the chairman of the audit committee, who received an annual fee of $15,000. In addition, in February 2009 each non-employee director (other than Mr. Bodman) received 2,642 shares of common stock (constituting approximately $150,000 in value on the date of award). In August 2009 Mr. Bodman received 2,691 shares of common stock (constituting approximately $150,000 in value on the date of award) following his election to the board in May 2009. These awards are made from shares purchased by the company in the open market.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports with the Securities and Exchange Commission (SEC) of changes in their ownership of the company’s common stock. Based on its review of such reports, the company believes that all such filing requirements were met during 2009.

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of the most recent practicable date, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

		Amount and
	Name and address	nature of
	of beneficial	beneficial		Percent
Title of class	owner	ownership(a)		of class

Common Stock	John B. Hess	36,924,976	(b)(c)(d)(e)	11.22
	Nicholas F. Brady	19,760,186	(b)(c)(g)	6.02
	Thomas H. Kean	26,103,871	(b)(c)(d)(h)	7.96
	John Y. Schreyer	17,449,053	(b)(d)(f)	5.32
	c/o Hess Corporation 1185 Avenue of the Americas New York, New York 10036
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	17,806,892	(i)	5.44

(a) The information in this table and in the notes thereto was obtained, with respect to Wellington Management Company, LLP (“Wellington”), from Schedule 13G filed by such reporting person with the SEC in February 2010. Information with respect to Messrs. Hess, Brady, Kean and Schreyer is as of March 3, 2010, and with respect to Wellington is as of December 31, 2009. The individual amounts and percentages shown for Messrs. Hess, Brady, Kean and Schreyer should not be added because they reflect shared beneficial ownership.

(b) This amount includes 10,819,607 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Schreyer, Brady and Kean.

(c) This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady and Kean serve on the management committee of the general partner of this limited partnership and share voting and dispositive power with respect to shares held by the limited partnership.

(d) This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Messrs. Hess, Kean and Schreyer are directors and as to which Mr. Hess has sole voting power and shares dispositive power with Messrs. Kean and Schreyer.

(e) This amount includes:

•	353,000 shares owned directly by Mr. Hess, as to which he has sole voting and dispositive power,

•	1,470,258 shares held by six trusts for the benefit of Mr. Hess and his children, as to which Mr. Hess is a trustee and has sole voting power and dispositive power,

•	268,780 shares held in escrow under the company’s incentive plans as to which Mr. Hess has voting but not dispositive power,

•	1,084,150 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options,

•	50,530 shares vested in the name of Mr. Hess under the employees’ savings plan as to which he has sole voting and dispositive power,

•	3,025,205 shares held by a trust of which Mr. Hess is a co-trustee and as to which he has sole voting power and shared dispositive power,

•	107,578 shares held by a trust of which Mr. Hess is a co-trustee and has shared voting and dispositive power,

•	2,371,878 shares held by Mr. Hess’ siblings and six trusts for the benefit of Mr. Hess’ siblings or their children as to which Mr. Hess has sole voting power and as to 1,693,329 shares of which he shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his siblings and others,

•	2,113,925 shares held by a trust for the benefit of Mr. Hess and his heirs, of which Mr. Hess’ spouse is trustee, but as to which he has sole voting power and shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his spouse and others, and

•	5,382 shares held by a trust as to which Mr. Hess has sole voting and dispositive power.

(f) This amount includes:

•	55,192 shares owned directly or in trusts by Mr. Schreyer, as to which he has sole voting and dispositive power,

•	45,000 shares underlying options to purchase common stock held by family trusts, as to which the trusts have no voting or dispositive power until they are acquired upon exercise of the options, and

•	92,373 shares held by three trusts as to which Mr. Schreyer has shared voting and dispositive power.

(g) This amount includes 106,811 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power, 6,000 shares held by a limited liability company of which Mr. Brady is the managing member and as to which he has sole voting and dispositive power. This amount also includes 9,966 shares held by two trusts of which Mr. Brady is a co-trustee as to which Mr. Brady shares voting and dispositive power.

(h) This amount includes 29,581 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(i) Wellington LLP in its capacity as investment adviser, may be deemed to beneficially own these shares, which are held of record by clients of Wellington. Of this amount,

Wellington has shared voting power with respect to 10,505,442 shares and shared dispositive power with respect to 17,806,892 shares.

Ownership of Equity Securities by Management

The table below sets forth as to each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, information regarding their ownership of equity securities of the company on March 3, 2010. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percent of outstanding shares of common stock owned,” the securities held represent less than one percent of the common stock.

Individual amounts and percentages shown for Messrs. Brady, Hess and Kean cannot be added because they reflect shared beneficial ownership of shares as explained in footnotes (b), (c) and (d) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

			Percent of
	Total number of shares		outstanding	Of total number of
	beneficially owned		shares of	shares beneficially
	and nature of		common stock	owned, number of
Name	beneficial ownership(a)		owned	option shares

Samuel W. Bodman	21,686		—	—
Nicholas F. Brady	19,760,186	(b)	6.02	—
Timothy B. Goodell	60,580		—	22,000
John B. Hess	36,924,976	(c)	11.22	1,084,150
Gregory P. Hill	121,870		—	48,500
Edith E. Holiday	26,581		—	—
Thomas H. Kean	26,103,871	(d)	7.96	—
Risa Lavizzo-Mourey	17,281		—	—
Craig G. Matthews	24,976		—	—
John H. Mullin	12,281	(e)	—	—
Frank A. Olson	33,481		—	—
Ernst H. von Metzsch	48,781		—	—
John P. Rielly	393,493		—	240,200
F. Borden Walker	570,926		—	410,350
Robert N. Wilson	61,176		—	—
All directors and executive officers as a group	39,077,271		11.83	2,151,775

(a)	These figures include 50,531 shares vested in the name of Mr. Hess, 4,110 shares vested in the name of Mr. Rielly, 3,972 shares vested in the name of Mr. Walker, and 61,457 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 38,580 shares held in escrow under the second amended and restated 1995 long-term incentive plan or the 2008 long-term incentive plan, or both, for Mr. Goodell, 268,780 shares held in escrow under these plans for Mr. Hess, 73,370 shares held in escrow under these plans for Mr. Hill, 64,780 shares held in escrow under these plans for Mr. Rielly, 78,575 shares held in escrow under these plans for Mr. Walker and

693,565 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(b)	See footnotes (b), (c) and (g) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(c)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(d)	See footnotes (b), (c), (d) and (h) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(e)	These shares are pledged as security for a line of credit.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2010. Ernst & Young LLP has acted for the company in this capacity for many years. The board proposes that the stockholders ratify this selection at the annual meeting.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent registered public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  Independent Registered Public Accountants Fee Information

Ernst & Young LLP’s fees, by category of professional service in each of the last two fiscal years, were (in thousands):

	2009	2008

Audit Fees	$9,713	$9,737
Audit-Related Fees	1,067	1,058
Tax Fees	1,538	891
All Other Fees	—	850

Total	$12,318	$12,536

Ernst & Young LLP audit fees include fees associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, and statutory audits required internationally.

Ernst & Young’s fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations, acquisition reviews, and consultations on internal accounting controls.

Tax fees include tax compliance services and United States and international tax advice and planning.

All other fees in 2008 relate to services rendered in connection with a corporate risk benchmarking study.

As part of its responsibility for oversight of the independent registered public accountants, the audit committee has established a pre-approval policy for the provision of audit and permitted non-audit services provided by the company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent registered public accountants. The audit committee has delegated authority to the chairman of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. In 2009 and 2008, all audit, audit-related, tax and other fees were pre-approved by the audit committee or the chairman of the audit committee. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent registered public accountants.

PROPOSAL TO APPROVE THE AMENDMENT OF THE
2008 LONG-TERM INCENTIVE PLAN TO INCREASE
THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

On March 5, 2008, the company’s compensation and management development committee (the “committee”) approved, and the board of directors adopted, the 2008 Long-Term Incentive Plan (the “2008 Incentive Plan”). The company’s stockholders approved the 2008 Incentive Plan at the 2008 annual meeting. The 2008 Incentive Plan permits the company to provide stock-based compensation to officers and other employees and consultants of the company and its subsidiaries, as well as non-employee directors of the company.

As of March 15, 2010, the status of awards under the 2008 Incentive Plan and a prior plan, the company’s Second Amended and Restated 1995 Long-Term Incentive Plan (the “Prior Incentive Plan”), which are the only plans under which equity awards are outstanding and which were approved by stockholders, was as follows:

Stock Options
Shares of common stock subject to outstanding options	14,734,889
Weighted average exercise price per share	$54.92
Weighted average term remaining in years	7.41
Restricted Stock
Shares of restricted stock issued and outstanding	3,009,135
Available for Future Grant
Shares of common stock available for future grants	3,277,210	*

The maximum number of new shares of common stock available for award under the 2008 Incentive Plan is 13,000,000 shares. As of March 15, 2010, the status of awards under the 2008 Incentive Plan was as follows:

Stock Options
Shares of common stock subject to outstanding options	5,768,935
Weighted average exercise price per share	$58,43
Weighted average term remaining in years	9.36
Restricted Stock
Shares of restricted stock issued and outstanding	1,949,535
Available for Future Grant
Shares of common stock available for future grants	3,277,210	*

*	Plus up to 10,025,554 shares of common stock subject to outstanding options or other awards under the Prior Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 15, 2010, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), which may be awarded under the 2008 Incentive Plan.

After a review of the 2008 Incentive Plan and the company’s compensation policies by the committee, with the assistance of the committee’s compensation consultant, the committee decided to recommend an increase in the number of shares of common stock available for award under the plan to enable the company to continue to grant stock-based awards at appropriate levels to eligible officers, employees and consultants. Accordingly, on February 3, 2010, the committee approved, and on March 3, 2010, the board of directors adopted an amendment to the 2008 Incentive Plan, subject to the approval of stockholders, to increase the number of shares of common stock that may be issued under the 2008 Incentive Plan by 8,000,000 shares. The full text of this amendment is attached as Annex B to the proxy statement. If approved by stockholders, the aggregate number of new shares of common stock that is authorized for issuance pursuant to the 2008 Incentive Plan will be increased from 13,000,000 shares to 21,000,000 shares. If this amendment is approved by shareholders, shortly thereafter the company expects to file a registration statement on Form S-8 registering the additional 8,000,000 shares under the Securities Act of 1933. This amendment would also reduce the number of shares of common stock that may be issued under the 2008 Incentive Plan upon forfeiture, settlement or termination without distribution of shares of outstanding awards under the Prior Incentive Plan from 16,985,500 on or after March 5, 2008 to 10,025,554 on or after March 15, 2010, in order to reflect actual outstanding awards under the Prior Incentive Plan as of March 15, 2010.

If this proposal is adopted, the second and penultimate sentences of Section 4 of the 2008 Incentive Plan would be amended to respectively read as follows:

“Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan during the term hereof shall be (a) 21,000,000 Shares, plus (b) up to 10,025,554 Shares subject to outstanding stock options or other awards under the Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the “Prior Plan”) to the extent that on or after March 15, 2010, such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of Shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award) (the “Share Reserve”).”

“Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 21,000,000 Shares, as adjusted pursuant to this Section 4, but without application of the foregoing provisions of this sentence or the provisions of the first sentence of this Section 4 concerning Shares subject to certain stock options or other awards under the Prior Plan.”

The board of directors recommends a vote FOR this proposal to approve the amendment of the 2008 Incentive Plan to increase the number of new shares of common stock available for awards under the plan by 8,000,000 shares. Approval of this amendment requires the affirmative vote of a majority of the shares of common stock cast, provided that the votes cast represent a majority of the shares of common stock entitled to vote on the amendment. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as a vote against this amendment. Broker non-votes, if any, will not be counted as present and entitled to vote on this proposal.

Description of the amended 2008 Incentive Plan

The principal features of the 2008 Incentive Plan, as amended as described above, are summarized in this proxy statement. Stockholders should read the 2008 Incentive Plan for a full statement of its legal terms and conditions. The full text of the 2008 Incentive Plan is attached to the Company’s definitive proxy statement filed with the SEC on March 27, 2008.

Purpose. The purpose of the 2008 Incentive Plan is to promote the identity of interests between stockholders and non-employee directors of the company and officers, other employees and consultants of the company and its subsidiaries by encouraging and creating significant levels of ownership of common stock by those non-employee directors, officers, other employees and consultants. The 2008 Incentive Plan is intended to provide meaningful long-term incentive opportunities for non-employee directors, officers, other employees and consultants who are responsible for the success of the company and its subsidiaries and who are in a position to make significant contributions toward their objectives.

Administration. The 2008 Incentive Plan is administered by the compensation and management development committee of the board, or such other committee of the board of directors as the board may designate to administer the 2008 Incentive Plan. The committee may, to the extent permissible under applicable law, delegate to officers or managers of the company or its subsidiaries the authority to perform administrative functions. The committee has full and final authority to select and designate 2008 Incentive Plan participants, to determine the type, amount and conditions of awards to be granted under the 2008 Incentive Plan, and to make all determinations in connection therewith which may be necessary or advisable. Unless authority is specifically reserved to the board under the terms of the 2008 Incentive Plan, or applicable law, the committee has sole discretion in exercising such authority under the 2008 Incentive Plan.

The committee is comprised of at least three members of the board, each of whom is selected by the board. The members of the committee are “disinterested persons,” within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors” for purposes of section 162(m) of the Internal Revenue Code (to the extent that an exemption from the deduction limitations of section 162(m) is sought as to an award (see “Certain Federal Income Tax Consequences of the 2008 Incentive Plan” below)), and satisfy any additional regulatory, listing and independence requirements as the board may require. Currently, the members of the committee are Mr. Kean, Chairman, Mr. Bodman, Mr. Brady, Mr. Olson, Mr. von Metzsch and Mr. Wilson, each of whom is a director, but not an employee, of the company.

Eligibility. Awards may be granted only to individuals who are officers, other employees or consultants of the company or its subsidiaries, as well as to non-employee directors of the company. Only employees of the company and its subsidiaries are eligible to receive “incentive stock options” under the 2008 Incentive Plan.

Although all salaried employees of the company (approximately 3,250 in number), including all of the company’s officers (42 in number, of whom nine are executive officers) are eligible to participate, it is expected that fewer than 1,000 salaried employees will be granted awards under the 2008 Incentive Plan. All non-employee directors (10 in number) are also eligible to receive awards under the 2008 Incentive Plan. As of March 3, 2010, outstanding options and restricted stock awards under the 2008 Incentive Plan are held by, or approved to be granted to, the following named individuals and groups:

	Stock Options	Restricted Stock
Name and Position	(Number of Shares)	(Number of Shares)

John B. Hess, Chief Executive Officer	434,340	75,150
John P. Rielly, Chief Financial Officer	104,340	34,780
Greg P. Hill, Executive Vice President	220,110	73,370
F. Borden Walker, Executive Vice President	127,725	42,575
Timothy B. Goodell, Senior Vice President and General Counsel	115,740	38,580
All current executive officers as a group	1,265,295	421,765
All current directors who are not executive officers as a group	0	0
Each nominee for election as a director	0	0
Each associate of any such directors, executive officers or nominees	0	0
All other employees as a group	4,503,640	1,527,770

Because it is within the committee’s discretion to determine which non-employee directors, employees and consultants receive awards under the 2008 Incentive Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future, and the amounts and types of individual grants. However, it is anticipated that, among others, all present executive officers of the company, including the company’s named executive officers, will receive options and other awards under the 2008 Incentive Plan.

Shares Subject to Awards. A maximum of 21,000,000 shares of the company’s common stock would be available for delivery under the amended 2008 Incentive Plan (an increase of 8,000,000 over the 13,000,000 shares currently available for delivery under the 2008 Incentive Plan), plus up to 10,025,554 shares of common stock subject to outstanding options or other awards under the Prior Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 15, 2010, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”). The shares of common stock that may be issued under the 2008 Incentive Plan are either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that have been reacquired and are held as treasury stock. The 2008 Incentive Plan provides that for purposes of determining the number of shares of common stock available for delivery under the 2008 Incentive Plan, (a) each share delivered upon exercise of stock options reduces the shares available for delivery under the 2008 Incentive Plan by one share, (b) each share covered by the exercised portion of a stock appreciation right (“SAR”), whether settled in cash or shares, reduces the shares available for delivery under the 2008 Incentive Plan by one share, (c) each share delivered under a restricted stock award without a purchase price at least equal to the fair market value of common stock on the award date, a restricted stock unit, a performance award, or a dividend equivalent reduces the shares available for delivery under the 2008 Incentive Plan by two shares, (d) any shares covered by an award which are not delivered because the award is paid in cash does not reduce the shares available for delivery under the 2008 Incentive Plan, (e) any shares subject to an award or portion of an award that is forfeited, terminated, cancelled or otherwise expires will be available for future awards under the 2008 Incentive Plan; however, shares used to pay the exercise price or required tax withholding for an award under the 2008 Incentive Plan will not be available for future awards under the 2008 Incentive Plan, and (f) the payment of cash dividends or dividend equivalents in cash in connection with awards under the 2008 Incentive Plan does not reduce the shares available for delivery under the 2008 Incentive Plan. If the company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2008 Incentive Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the 2008 Incentive Plan, but the shares available for incentive stock options granted under the 2008 Incentive Plan will be limited to 21,000,000 shares of the company’s common stock, adjusted as stated above, but not increased by shares subject to expired, forfeited or terminated unexercised awards under the Prior Incentive Plan. On March 15, 2010, the closing price of the company’s common stock on the NYSE was $60.43.

Terms of Awards. Awards may be granted on the terms and conditions described in the 2008 Incentive Plan. In addition, the committee may generally impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the 2008 Incentive Plan, as the committee determines. Payment to be made by the company or a subsidiary upon the grant or exercise of an award may be made in such forms as the committee determines, such as cash, shares of common stock, other awards, or other property. Generally, only services may be required as consideration for the grant of any award. If the terms and conditions imposed by the committee on any award are not complied with or achieved by a participant such award will, unless otherwise provided under the 2008 Incentive Plan or determined by the committee in accordance with the 2008 Incentive Plan, be forfeited by the participant. Set forth below are the specific types of awards authorized to be made by the committee under the Incentive Plan:

•	Non-qualified and Incentive Stock Options. The committee is authorized to grant either incentive stock options or stock options not intended to qualify as incentive stock options. The committee determines the exercise price per share purchasable under an option, which, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), will not be less than the fair market value of a share of common stock on the date of grant (unless the stock option is granted in substitution or exchange for options or awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the exercise price of an outstanding option. The committee determines the time or times at which an option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants. Options expire not later than ten years after the date of grant; however, if the exercise of an option on its scheduled expiration date would violate law, the option may be extended until its exercise would not violate law. Options generally terminate when the holder’s employment or service with the company and its affiliates terminates. Incentive stock options comply with section 422 of the Internal Revenue Code.

•	Stock Appreciation Rights. The committee is authorized to grant stock appreciation rights, which give the recipient the right to receive, upon exercise, for each share covered by the stock appreciation rights the excess of the fair market value of one share on the date of exercise over the base price of the stock appreciation rights as determined by the committee as of the date of grant, which base price, subject to adjustment for certain changes in the company’s capital structure (described below under “Changes in Capital”), may not be less than the fair market value of a share of common stock on the date of grant (unless the stock appreciation right is granted in substitution or exchange for awards of a company involved in a corporate transaction with the company or its subsidiary). The committee is not otherwise permitted to reduce the base price of an outstanding stock appreciation right. Stock appreciation rights expire not later than ten years after the date of grant.

•	Restricted Stock and Restricted Stock Units. The committee is authorized to grant restricted stock and restricted stock units. Restricted stock awards are shares of common stock that are awarded to a participant subject to such restrictions as the committee may impose, including vesting conditions and restrictions on the transfer of the shares of restricted stock. Restricted stock units are denominated in shares of common stock, except that no shares are issued to the participant on the grant date. When a restricted stock unit award vests, the participant is entitled to receive shares of common stock, a cash payment based on the value of shares of common stock or a combination of shares and cash. Generally, an award of restricted stock or restricted stock units must vest either (1) in full at the expiration of a period of not less than three years from the date of grant or (2) proportionally over a vesting period of not less than three years from the date of grant, except that the award may vest earlier in cases of death, disability or retirement, as the committee shall determine, or on a change of control as provided in the 2008 Incentive Plan. The committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the 2008 Incentive Plan permits the committee to make awards of special restricted stock or special restricted stock units that have vesting conditions other than those described above with respect to a limited aggregate amount specified in the plan, as described below under “Limitations on the Numbers of Awards — Certain Special Awards.” Performance-based restricted stock and performance-based restricted stock units will generally be forfeited unless preestablished performance goals (as described below under “Performance Awards”) specified by the committee are met during the applicable restriction period of at least one year. Except as otherwise determined by the committee, upon termination of employment (as determined by the committee) during the applicable restriction period, restricted stock or restricted stock units that are at that time subject to restrictions will be forfeited and returned to the company. Unless otherwise determined by the committee, cash dividends and other distributions made or paid with respect to the shares underlying an award of restricted stock or performance-based restricted stock will be held in escrow, and may (but need not) be reinvested as determined by the committee and such dividends and other distributions will be paid to the participant, together with interest or other earnings thereon, if any, at the time the related shares are delivered to the participant.

•	Performance Awards. The committee is authorized to grant performance awards conditioned upon the achievement of specified performance goals. Performance awards, performance-based restricted stock and performance-based restricted stock units are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code and are generally paid or vested solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) of the Code and the regulations thereunder. The performance goal is the attainment of preestablished levels of net income, earnings, reserve replacement, cash flow, net cash flow from operations, sales, production, cost of production, margins, capital expenditures, market capitalization, market price per share, return on equity, return on assets, return on capital employed, earnings per share, net asset value, book value per share or total shareholder return, in each case, in relation to the company or its subsidiaries or any business unit of either or in comparison to a designated group of other companies or an index or other subject of comparison, all as determined by the committee. A performance award may be denominated in shares of common stock, shares equivalents, units or cash, and may be payable in cash, shares of common stock, other awards, or other property, and have such other terms as are determined by the committee.

•	Dividend Equivalents. The committee is authorized to grant dividend equivalents, representing an amount equal to regular dividends paid on a share of the company’s common stock. The committee may provide that dividend equivalents will be paid or distributed when accrued or be reinvested in additional shares or awards, or otherwise reinvested. Dividend equivalents may not, however, be granted with respect to stock options or stock appreciation rights.

Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the 2008 Incentive Plan may, in the discretion of the committee, be granted either alone or in addition to or in tandem with any other award granted under the 2008 Incentive Plan or any award granted under any other plan of the company, any subsidiary, or any business entity to be acquired by the company. Generally, awards may not be granted in substitution for another award under the 2008 Incentive Plan, or retroactively in tandem with another award under the 2008 Incentive Plan at an exercise or base price lower than that of the previously granted award, without first obtaining stockholder approval of the grant. However, the committee may grant shares or awards under the 2008 Incentive Plan in assumption of, or substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company involved in a corporate transaction with the company or its subsidiary.

Limitations on the Numbers of Awards.  In addition to the aggregate limit on the number of shares that may be made subject to awards under the 2008 Incentive Plan, awards are also subject to the following limitations:

•	Performance-Based Awards and Performance-Based Restricted Stock. The maximum aggregate amount awarded under performance awards, performance-based restricted stock and performance-based restricted stock units to an individual participant in a single calendar year may not exceed 375,000 shares of common stock (or the fair market value of that number of shares on the award date).

•	Stock Options and Stock Appreciation Rights. Each individual participant may not receive in any year awards of options or stock appreciation rights exceeding 750,000 shares.

•	Certain Special Awards. No more than a total of 650,000 shares may be made subject to awards of special restricted stock and special restricted stock units granted during the term of the 2008 Incentive Plan (as described above under “Terms of Awards — Restricted Stock and Restricted Stock Units”).

Change of Control Provisions.  The 2008 Incentive Plan provides for potential acceleration of vesting or exercisability of awards, and other potential changes to awards, upon the occurrence of a change of control. A change of control will generally be deemed to occur in the following circumstances:

•	the acquisition of 20% or more of the outstanding voting stock of the company by any person or entity, other than acquisitions by Hess family members or Hess family-related entities;

•	the persons serving as directors of the company as of the effective date of the 2008 Incentive Plan, and those replacements or additions subsequently approved by a majority vote of the board, ceasing to make up at least a majority of the board;

•	consummation (or, for awards granted prior to February 1, 2010, approval by the stockholders of the company) of a merger, consolidation or reorganization in which the stockholders of the company prior to the merger own 51% or less of the surviving corporation; or

•	consummation (or, for awards granted prior to February 1, 2010, approval by the stockholders of the company) of a complete liquidation or dissolution of the company or sale of all or substantially all of the assets of the company, other than to a corporation more than 51% of which is owned after such sale by stockholders of the company prior to the sale.

In the event of a change of control, but subject to any contrary law or rule or provision of an award agreement that is in effect under 2008 Incentive Plan prior to the change of control, the committee may, in its discretion, provide that: (a) target performance goals of performance awards, performance-based restricted stock and performance-based restricted stock units will be deemed fully or partially achieved and those awards will be fully or partially earned and vested; (b) outstanding options and stock appreciation rights will become exercisable and vested; (c) restrictions, deferral limitations and forfeiture conditions applicable to any outstanding awards will lapse and those awards will be deemed fully vested; or (d) outstanding options or awards will be cashed out based on the highest price per share of the company’s common stock paid in any transaction reported on the securities exchange or trading system on which the common stock is then primarily traded or listed, or paid or offered in any transaction related to the change of control during the 60 days preceding the date of the change of control (or, in the case of stock options and stock appreciation rights, the fair market value of the common stock for the date on which that award is cashed out), reduced by the exercise price or base price of the award, if applicable. If options and other awards are not cashed out, participants will be entitled to receive, and the company will use its best efforts to cause, the surviving corporation, or other party, to the change of control transaction to grant to the participant, substitute options or other awards with respect to stock of that surviving corporation or other party, which substantially preserve the value, rights and benefits of the affected options and other awards, as determined by the committee. However, if the surviving or successor corporation to the company, or any other corporate party to the change of control transaction, does not assume, or substitute equivalent awards for, options or other awards outstanding under the 2008 Incentive Plan, or in the event of a liquidation of the company, or if the employment of a holder of an outstanding option or award is terminated involuntarily without “cause” or by the holder for “good reason” (as those terms are defined in the 2008 Incentive Plan) then, in general: (1) target performance goals of affected performance awards, performance-based restricted stock and performance-based restricted stock units will be deemed fully achieved and those awards and restricted stock will be fully earned and vested; (2) affected options and other awards will become fully exercisable and vested; and (3) all restrictions, deferral limitations and forfeiture conditions applicable to affected awards will lapse and those awards will be deemed fully vested.

Changes in Capital.  In the event a corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or spin-off, affects the company’s common stock such that an adjustment is necessary to prevent dilution or enlargement of participants’ rights under the 2008 Incentive Plan, the committee will, in a manner it deems equitable, adjust the number and kind of shares that can be issued under the 2008 Incentive Plan and outstanding awards and the plan’s limits on the number of shares that can be subject to awards, described above under “Limitations on the Numbers of Awards,” and the exercise price, base price or purchase price relating to awards (or make a cash payment for any outstanding award). In addition, the committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards under the 2008 Incentive Plan in recognition of unusual or nonrecurring events affecting the company or any subsidiary or their financial statements, or in response to changes in applicable laws, regulations, rules or accounting principles.

Nontransferability.  Generally, a participant’s rights in any award may not be pledged, encumbered or hypothecated to or in favor of any party (other than the company or a subsidiary), nor be subject to any liability of any participant to any party. Unless otherwise determined by the committee, no award subject to any restriction is assignable or transferable by a participant otherwise than by will or the laws of descent and distribution or to the participant’s designated beneficiary. The committee may allow a participant to transfer his or her award (other than an incentive stock option) to an immediate family member or related trust or similar entity or another transferee.

Changes to the 2008 Incentive Plan and Awards.  The board may amend, suspend or terminate the 2008 Incentive Plan without the consent of stockholders or participants, except that any such amendment, suspension, or termination will be subject to the approval of the company’s stockholders within one year after such board action if (1) an amendment (a) increases the number of shares reserved for awards under the plan, (b) changes the class of participants eligible to receive awards under the plan, (c) decreases the plan’s minimum exercise price or base price requirements for options or SARs, (d) modifies or eliminates the plan’s prohibitions on re-pricing or substituting outstanding awards, or (e) materially increases the benefits to participants under the plan or (2) the board determines that stockholder approval is required by any applicable law, regulation or stock exchange rule, or is otherwise for any reason advisable. The committee may, unless expressly prohibited by the 2008 Incentive Plan, also waive any conditions or rights under, or amend, suspend, or terminate, any outstanding award and any related award agreement. However, without the consent of an affected participant, no amendment, suspension, waiver, or termination of the 2008 Incentive Plan or any award may materially impair the previously accrued rights of any participant under his or her outstanding award, unless the board or the committee determines that the action is required or advisable to comply with any law, rule or accounting standard, or is not reasonably likely to significantly diminish the benefits provided under the award.

The 2008 Incentive Plan prohibits the company from reducing the exercise price or base price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or base price, or with any other type of new award or a cash payment, except in connection with a corporate transaction involving the company, or as described under “Changes in Capital” above, without first obtaining stockholder approval.

Duration of 2008 Incentive Plan.  The plan became effective as of the date of the 2008 annual meeting and will continue in effect until all shares of common stock available under the 2008 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2008 Incentive Plan is terminated earlier by the board. However, no awards may be granted under the 2008 Incentive Plan on or after May 7, 2018.

Non-United States Participants.  The committee may authorize appropriate procedures and subplans and grant awards or substitutes for awards to permit eligible individuals who are employed outside the United States to participate in the 2008 Incentive Plan or to otherwise conform to the laws or practices of non-U.S. jurisdictions.

Forfeiture.  The 2008 Incentive Plan authorizes the committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause or due to voluntary resignation, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to the business, reputation or interests of the company and/or any subsidiary. If the company is required to prepare an accounting restatement (a) due to the company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or grossly negligently engaged in, or failed to prevent, that misconduct, or if a participant is one of the individuals subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the participant will be obligated to reimburse the company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the relevant financial document, and (b) the committee may in its discretion provide that if the amount earned under any participant’s award is reduced by such restatement, that participant will reimburse the company the amount of the reduction previously paid in settlement of that award.

Tax Withholding Obligations.  The 2008 Incentive Plan authorizes the company and its subsidiaries to withhold all applicable taxes from any award or payment under the 2008 Incentive Plan and to take other actions necessary or advisable to satisfy those tax obligations.

Certain Federal Income Tax Consequences of the 2008 Incentive Plan

The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the 2008 Incentive Plan. The consequences of transactions depend on a variety of factors, including a participant’s tax status. References to “the company” in this summary of tax consequences mean Hess Corporation, or any subsidiary of Hess Corporation that employs or receives the services of a recipient of an award under the 2008 Incentive Plan, as the case may be.

•	Incentive Stock Options. A participant will not recognize any income upon the grant of an incentive stock option or, assuming requirements of the 2008 Incentive Plan and the Internal Revenue Code are met, upon exercise thereof. If the shares are disposed of by the participant more than two years after the date of grant of the incentive stock option, and more than one year after those shares are transferred to the participant, any gain or loss realized upon the disposition will be a long-term capital gain or loss, and the company will not be entitled to any income tax deduction in respect of the option or its exercise. If the participant disposes of the shares within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the participant as ordinary income, and the company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If the amount realized upon that disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a capital loss.

•	Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, a participant will not recognize any taxable income. Generally, at the time a non-qualified stock option is exercised, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, in an amount equal to the difference between the fair market value on the exercise date of the shares of common stock purchased upon exercise and the exercise price. Upon a subsequent disposition of the shares, the participant will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

•	Stock Appreciation Rights. Upon the grant of a stock appreciation right, a participant will not recognize any taxable income. Generally, at the time a stock appreciation right is exercised, a participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of common stock received.

•	Restricted Stock. A participant will not realize any income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture. Generally, unless a participant has made an election under section 83(b) of the Internal Revenue Code, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the participant.

•	Restricted Stock Units. Upon the grant of restricted stock units, a participant will not recognize any taxable income. Generally, the participant will recognize compensation taxable as ordinary income, and the company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding), plus the then-current fair market value of any shares of common stock received, by the participant upon settlement of the restricted stock units.

•	Performance Awards, Other Stock-based Awards and Dividend Equivalents. The granting of a performance award, other stock-based award or dividend equivalent right will not result in the recognition of taxable income by the participant or a tax deduction by the company. The payment or settlement of a performance award, other stock-based award or dividend equivalent right generally results in immediate recognition of taxable ordinary income by the participant equal to the amount of any cash received or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the company will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Internal Revenue Code, the company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the company’s principal executive officer or any one of the company’s other three highest paid executive officers, other than the principal executive officer or principal financial officer, who are employed by the company on the last day of the company’s taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by the company’s stockholders is not subject to this deduction limitation.

The 2008 Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the 2008 Incentive Plan will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by section 162(m) of the Internal Revenue Code. The 2008 Incentive Plan allows the committee discretion to award performance awards, performance-based restricted stock and performance-based restricted stock units that is intended to be qualified performance-based compensation for purposes of section 162(m).

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2008 Incentive Plan in connection with a “change of control” of the company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the company would be denied a tax deduction for the excess parachute payment.

STOCKHOLDER PROPOSAL

The company has received notice from Green Century Capital Management, 114 State Street, Boston, MA 02109, holder of 126 shares of the company’s common stock, of its intention to present the following resolution for action at the annual meeting. The proponent also furnished the supporting statement immediately following the resolutions. The affirmative vote of a majority of the votes cast at the annual meeting on this proposal is necessary to adopt the proposal. Abstentions will not be counted as a vote cast and therefore will have no effect on the vote on the stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

“Resolved, that the shareholders of Hess Corporation (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(l)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(l)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Hess, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.”

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

While the company supports transparency in political spending, the board believes that the disclosures recommended by the proponent are unnecessary in view of the company’s very limited political activities, the potential misleading implications of such disclosures, and the current public availability of much of the information requested by the proponent.

The company’s policy relating to political contributions is set forth in its code of business conduct and ethics and its annual sustainability report, both of which are available on the company’s website at www.hess.com. The company has a policy that it does not use corporate funds to make contributions to political candidates, political parties, political committees or other political entities organized and operating under Section 527 of the Internal Revenue Code. In addition, the company does not sponsor a political action committee for employee contributions.

The company belongs to a number of trade associations. Its principal purpose in participating in these trade associations is to give the company access to the business, technical and industry standard-setting expertise of these associations. We believe that requiring the company to disclose dues paid to these associations, presumably as an indication of political spending, is potentially misleading because it is not necessarily indicative of the company’s position on any particular issue, as the company does not necessarily agree with the political positions taken by these trade associations. Moreover, under the Internal Revenue Code, the extent to which trade associations engage in political activities is already required to be disclosed by the associations, although disclosure of memberships or of dues paid by members is not required to be disclosed. Finally, providing the amounts the company pays for membership could also increase competition among the trade associations for funding.

In light of the company’s very limited political activities and policy against corporate political contributions, as well as the existing public availability of much of this information, the board believes the proposal is unnecessary and would not provide any significant benefit to stockholders.

For these reasons, the board urges stockholders to vote against this proposal.

OTHER MATTERS

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.

The cost of preparing and mailing the notice of internet availability of proxy materials, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitation will be made by mail and internet. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, D. F. King & Co. has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $30,000, exclusive of expenses.

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2011 annual meeting of stockholders must be received by the company no later than November 25, 2010. Notice of any stockholder proposal for the 2011 annual meeting which the proponent does not wish to include in the company’s proxy materials for that meeting will be considered untimely if not received by the company on or before February 8, 2011.

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 or the company’s proxy statement.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy card if they have requested a paper copy of proxy materials and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card or the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

George C. Barry
           Secretary
New York, New York
March 25, 2010

Annex A

HESS CORPORATION
AUDIT COMMITTEE CHARTER

A.  ORGANIZATION

1. The Audit Committee (the “Committee”) shall be appointed by the Board of Directors and shall consist of not less than three directors, all of whom shall have no material relationship with the Company and each of whom shall be “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”), and the Securities and Exchange Commission (“SEC”) rules in each case as affirmatively determined by the Board in its business judgment. Each member shall be “financially literate,” and one member of the Committee shall have “accounting or related financial management expertise,” in each case within the meaning of applicable NYSE rules and as determined by the Board of Directors in its business judgment. When and as required by applicable law and rules of the SEC, at least one member shall be a “financial expert” within the meaning of such laws and rules and as determined by the Board in its business judgment, or in the alternative, the Company shall make appropriate disclosures as required by applicable SEC rules explaining why there is not a member of the Committee who is a “financial expert”.

2. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive. No member of the Committee may be an affiliated person of the Company or its subsidiaries.

3. Members shall be appointed by the Board of Directors based on nominations recommended by the Company’s Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

4. The Board shall designate one member of the Committee as its chairperson.

B.  STATEMENT OF POLICY

1. The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community, and others relating to the Company’s financial statements, the financial reporting practices of the Company, the systems of internal accounting and financial controls and disclosure controls, the internal audit function, the annual independent audit of the Company’s financial statements and the review of the independence of outside auditors.

2. In fulfilling its duties, the Committee should maintain free and open communication between the Committee, the Board of Directors, independent registered public accountants, the internal auditors and management of the Company. The foregoing shall have direct and unfettered access to members of the Committee both at and between meetings of the Committee.

C.  PURPOSES OF THE AUDIT COMMITTEE:

The purposes of the Committee are to:

1. Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accountants’ qualifications and independence of the independent registered public accountants, and (iv) the performance of the independent registered public accountants and the Company’s internal audit function; and

2. Prepare the report required to be prepared by the Committee pursuant to SEC rules for inclusion in the Company’s annual proxy statement.

The function of the Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies. Management and the internal auditing department are responsible for maintaining internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accountants are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, assessing the effectiveness of internal controls over financial reporting, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing procedures or accounting reviews or to set auditor independence standards. Each member of the Audit Committee shall be entitled in his or her reasonable judgment to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

D.  MEETINGS OF THE AUDIT COMMITTEE

The Committee shall meet at least once every fiscal quarter. The Committee shall meet separately periodically at such times as it deems appropriate with management, the director of the internal auditing department and the independent registered public accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

E.  DUTIES AND POWERS OF THE AUDIT COMMITTEE

To carry out its purposes, the Committee shall have the following duties and powers:

1. With respect to the independent registered public accountants,

(i)	to retain and terminate the independent registered public accountants (subject, if applicable, to shareholder ratification);

(ii) to pre-approve all audit engagement fees and terms;

(iii)	to pre-approve all non-audit services permitted to be provided to this Company by the independent registered public accountants and receive certain disclosures regarding non-prohibited tax services when and as required by applicable law and SEC and accounting rules; provided, however, that for this purpose the Committee may delegate authority to one of its members, but any approval of non-audit services pursuant to such delegation shall be presented to the Committee at its next scheduled meeting;

(iv)	to require that the independent registered public accountants prepare and deliver annually a formal written statement (the “Auditors’ Statement”) describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent registered public accountants and the Company, including each non-audit service provided to the Company and the matters set forth in PCAOB Ethics and Independence Rule 3526;

(v)	to discuss with the independent registered public accountants any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the independent registered public accountants;

(vi)	to require the independent registered public accountants to submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent registered public accountants: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form l0-Q for that fiscal year; (ii) audited related services for the most recent fiscal year (iii) tax and tax-related services for the most recent fiscal year and (iv) all other services rendered by the independent registered public accountants for the most recent fiscal year, in the aggregate and by each service;

(vii)	if applicable, to consider whether the independent registered public accountants’ provision of (a) tax-related services and (b) other non-audit services to the Company is compatible with maintaining the independence of the independent registered public accountants;

(viii)	to review and evaluate the experience, qualifications, performance and independence of the senior members of the independent registered public accountants;

(ix)	to discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner when and as required by applicable law and SEC rules;

(x)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent registered public accountants experience, qualifications, performance and independence; and

(xi)	to instruct the independent registered public accountants that they are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

2.	With respect to the internal auditing department,

(i)	to review the appointment and replacement of the director of the internal auditing department;

(ii)	to review with the director of the internal audit department the qualifications and staffing of the internal audit department and the scope of the audit; and

(iii)	to receive from the director of the internal auditing department summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto.

3.	With respect to financial reporting principles and policies and internal controls and procedures,

(i)	to advise management, the internal auditing department and the independent registered public accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and or the internal audit department’s responses thereto) submitted to the Committee by the independent registered public accountants required by or referred to in Statement of Auditing Standards No. 114, as may be modified or supplemented, including reports and communications related to deficiencies in the design or operation of internal controls, fraud, illegal acts, audit adjustments and the independent registered public accountants’ judgments about the quality of the entity’s accounting principles;

(iii)	to review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

(iv)	to meet with management, the independent registered public accountants and, if appropriate, the director of the internal auditing department:

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material or significant control deficiencies; (b) analyses prepared by management and/or the independent registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (d) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information);

•	to review the adequacy of internal controls and disclosure controls, including controls over quarterly financial reporting, computerized information systems and security;

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements prior to their release, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent registered public accountants, relating to the Company’s financial statements;

•	to discuss any difficulties the independent registered public accountants encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any accounting adjustments that were proposed by the independent registered public accountant but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office with respect to significant auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accountants to the Company;

•	to review the form of opinion the independent registered public accountants propose to render to the Board of Directors and shareholders;

•	to discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent registered public accountants, the internal auditing department or management; and

•	to discuss policies with respect to risk assessment and risk management.

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent registered public accountants assurance that the audit was conducted in a manner consistent with Section l0A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to review and discuss earnings press releases prior to their release;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish clear hiring policies for employees or former employees of the independent registered public accountants;

(xi)	when and as required by applicable law and SEC rules, to establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(xii)	to review compliance with the Company’s business practice guide and reports to the Company’s internal hotline.

(xiii)	to review and approve all related party transactions required to be disclosed pursuant to SEC Regulations S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

4. With respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report regularly to the Board of Directors as it deems appropriate and, at a minimum, report to the Board of Directors after each of its meetings either at the Board meeting which immediately follows the meeting of the Committee or at the next succeeding Board meeting and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board of Directors an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

F.  RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board of Directors or management.

Annex B

FIRST AMENDMENT TO THE
HESS CORPORATION 2008 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

W I T N E S S E T H:

WHEREAS, Hess Corporation (the “Corporation”) maintains the Plan;

WHEREAS, pursuant to Section 11.01 of the Plan, the Board of Directors of the Corporation may amend the Plan subject to the approval by the Corporation’s shareholders of certain specified amendments, including, in relevant part, any increase in the number of shares reserved for awards under the Plan; and

WHEREAS, the Corporation desires to amend the Plan as provided herein.

NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

1.	Subject to approval by the shareholders of the Corporation at the Corporation’s 2010 annual meeting of shareholders, and effective as of the date of such shareholder approval, the second and penultimate sentences of Section 4 of the Plan are amended to respectively read as follows:

“Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan during the term hereof shall be (a) 21,000,000 Shares, plus (b) up to 10,025,554 Shares subject to outstanding stock options or other awards under the Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan (the “Prior Plan”) to the extent that on or after March 15, 2010, such stock options or other awards are forfeited or such a stock option or other award is settled or terminates without a distribution of Shares (whether or not cash, other awards or other property is distributed with respect to such stock option or other award) (the “Share Reserve”).”

“Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 21,000,000 Shares, as adjusted pursuant to this Section 4, but without application of the foregoing provisions of this sentence or the provisions of the first sentence of this Section 4 concerning Shares subject to certain stock options or other awards under the Prior Plan.”

2.	Section 9.02(c) of the Plan is hereby amended, effective as of the date hereof, to read, in its entirety, as follows:

“(c) Consummation (or, for Awards granted prior to February 1, 2010, approval by the shareholders of the Corporation) of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of, respectively,

B-1

the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be; or”

3.	The first sentence of Section 9.02(d) of the Plan is hereby amended, effective as of the date hereof, to read, in its entirety, as follows:

“(d) Consummation (or, for Awards granted prior to February 1, 2010, approval by the shareholders of the Corporation) of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be.”

4.	(a) In the event of any conflict between the terms of this First Amendment and the terms of the Plan, the terms of this First Amendment shall take precedence. Except as expressly modified herein, the Plan shall remain in full force and effect throughout the entire term of the Plan.

(b) The validity, interpretation, construction and performance of this First Amendment shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

(c) This First Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Date of this First Amendment: March 3, 2010

B-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Hess Corporation INTERNET http://www.proxyvoting.com/hes Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# Fulfillment# 70889 70909 FOLD AND DETACH HERE (Please sign, date and return this proxy in the enclosed postage prepaid envelope.) Please mark your votes as indicated in this example X The Board of Directors recommends a vote FOR all nominees, a vote FOR Proposals 2 and 3 and a vote AGAINST Proposal 4. 1. Election of the following nominees as Directors for three-year terms expiring in 2013. FOR ALL WITHHOLD FOR ALL EXCEPTIONS* Nominees: 01 N.F. Brady 02 G.P. Hill 03 T.H. Kean 04 F.A. Olson (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions ___ FOR AGAINST ABSTAIN 2. Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2010. FOR AGAINST ABSTAIN 3. Approval of amendment to 2008 long-term incentive plan to increase shares available for award by 8 million shares. FOR AGAINST ABSTAIN 4. Stockholder proposal requesting the company to provide a report on political spending and policies. Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Hess Corporation account online. Access your Hess Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Hess Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/hes FOLD AND DETACH HERE HESS CORPORATION P R O X Y PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2010 The undersigned hereby appoints JOHN B. HESS and GREGORY P. HILL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 5, 2010, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or any adjournment thereof. Please indicate on the reverse side of this card how your stock is to be voted. If not otherwise specified, shares will be voted FOR all nominees in Item 1, FOR Proposals 2 and 3 and AGAINST Proposal 4 on the reverse side of this card. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) WO# Fulfillment# 70889 70909

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Hess Corporation INTERNET http://www.proxyvoting.com/hes Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 70921-bl FOLD AND DETACH HERE (Please sign, date and return this proxy in the enclosed postage prepaid envelope.) Please mark your votes as indicated in this example X The Board of Directors recommends a vote FOR all nominees, a vote FOR Proposals 2 and 3 and a vote AGAINST Proposal 4. 1. Election of the following nominees as Directors for three-year terms expiring in 2013. FOR ALL WITHHOLD FOR ALL EXCEPTIONS* Nominees: 01 N.F. Brady 02 G.P. Hill 03 T.H. Kean 04 F.A. Olson (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions ___ FOR AGAINST ABSTAIN 2. Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2010. FOR AGAINST ABSTAIN 3. Approval of amendment to 2008 long-term incentive plan to increase shares available for award by 8 million shares. FOR AGAINST ABSTAIN 4. Stockholder proposal requesting the company to provide a report on political spending and policies. Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/hes FOLD AND DETACH HERE HESS CORPORATION P R O X Y PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2010 The undersigned hereby appoints JOHN B. HESS and GREGORY P. HILL, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 5, 2010, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or any adjournment thereof. Please indicate on the reverse side of this card how your stock is to be voted. If not otherwise specified, shares will be voted FOR all nominees in Item 1, FOR Proposals 2 and 3 and AGAINST Proposal 4 on the reverse side of this card. Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed J.P. Morgan as Trustee to vote such stock on each Item in the same proportion as other participants in the Plan vote. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Address Change/Comments (Mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side) WO# 70921-bl